United States

Securities and Exchange Commission

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No._)

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

JETBLUE AIRWAYS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

JETBLUE AIRWAYS CORPORATION

27-01 Queens Plaza North

Long Island City, New York 11101

April 3, 2019

To our Stockholders:

It is our pleasure to invite you to attend our 2019 annual meeting of stockholders of JetBlue Airways Corporation, on Thursday, May 16, 2019 at 9 a.m., Eastern Daylight Time. Similar to the last two annual meetings of stockholders, this year’s annual meeting will be conducted virtually, via live audio webcast. You will be able to attend the annual meeting of stockholders online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/jblu2019. You will be able to vote your shares electronically during the meeting by logging in using the 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card or on the voting instructions form accompanying these proxy materials.

We continue to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. As we’ve learned, hosting a virtual meeting enables increased stockholder attendance and participation from locations around the world. In addition, the online format allows us to communicate more effectively via a pre-meeting forum that you can enter by visiting www.proxyvote.com with your control number. We encourage you to log on and ask any questions you may have, which we will try to answer during the meeting. We recommend that you log in a few minutes before the meeting on May 16 to ensure you are logged in when the meeting starts.

The following notice of annual meeting of stockholders outlines the business to be conducted at the virtual annual meeting. Only stockholders of record at the close of business on March 21, 2019 will be entitled to notice of and to vote at the virtual annual meeting. Further details about how to attend the meeting online and the business to be conducted at the annual meeting are included in the accompanying Notice of Annual Meeting and Proxy Statement.

We are again providing access to our proxy materials online under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this proxy statement and our 2018 Annual Report on Form 10-K. The notice contains instructions on how to access documents online. The notice also contains instructions on how stockholders can receive a paper copy of our materials, including this proxy statement, our 2018 Annual Report, and a form of proxy card or voting instruction card. If you received the Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability.

Your vote is important. Regardless of whether you attend the annual meeting, we hope you vote as soon as possible. You may vote by proxy online or by phone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Additionally, if you attend the virtual annual meeting, you may vote your shares at the meeting via the Internet even if you previously voted your proxy. Voting online or by phone, by written proxy or by voting instruction card ensures your representation at the annual meeting regardless of whether you attend the virtual meeting.

Very truly yours,

Robin Hayes

Chief Executive Officer and Director

On behalf of the Board of Directors of JetBlue Airways Corporation

Back to Contents

JETBLUE AIRWAYS CORPORATION

27-01 Queens Plaza North

Long Island City, New York 11101

Notice of Annual Meeting
of Stockholders

To be held on May 16, 2019

9:00 a.m. (Eastern Daylight Time)

via the Internet at www.virtualshareholdermeeting.com/jblu2019.

This notice of annual meeting, proxy statement and form of proxy for JetBlue Airways Corporation (“JetBlue” or the “Company”) are being distributed and made available on or about April 3, 2019.

Time and Date

9 a.m., Eastern Daylight Time, on Thursday, May 16, 2019

Place

Online at www.virtualshareholdermeeting.com/jblu2019

Items of Business

1.	To elect the ten directors named in this proxy statement;
2.	To approve, on an advisory basis, the Company’s executive compensation (“say on pay” vote);
3.	To ratify the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2019;
4.	To vote on a stockholder proposal, if properly presented at the meeting; and
5.	Such other business as may properly come before the meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date

You are entitled to vote only if you were a JetBlue stockholder as of the close of business on March 21, 2019.

By order of the Board of Directors

Brandon Nelson

General Counsel and Corporate Secretary

Back to Contents

Voting

Your vote is very important. Regardless of whether you plan to virtually attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Stockholders of record and beneficial owners will be able to vote their shares electronically at the annual meeting. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers about the Annual Meeting and Voting beginning on page 56 of the proxy statement.

Virtual Meeting Admission

Stockholders of record as of March 21, 2019, will be able to participate in the annual meeting by visiting our annual meeting website www.virtualshareholdermeeting.com/jblu2019. To participate in the annual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

The annual meeting will begin promptly at 9:00 a.m., Eastern Daylight Time. Online check-in will begin at 8:50 a.m., Eastern Daylight Time. Please allow ample time for the online check-in procedures.

Annual Meeting Website and Pre-Meeting Forum

The online format used by JetBlue for the annual meeting also allows us to communicate more effectively with you. Stockholders can access our pre-meeting forum, where you can submit questions in advance of the annual meeting, by visiting our annual meeting website at www.proxyvote.com. Stockholders can also access copies of our proxy statement and 2018 Annual Report on Form 10-k at the annual meeting website.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2019

The notice of annual meeting, the proxy statement and our fiscal year 2018 annual report are available on our website at http://investor.jetblue.com. Additionally, in accordance with Securities and Exchange Commission rules, you may access our proxy materials at www.proxyvote.com.

Back to Contents

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before you vote.

Annual Stockholders Meeting (see pages 56-60)

Date May 16, 2019	Time 9:00 a.m. (Eastern Daylight Time)	Place Via the Internet at www.virtualshareholdermeeting.com/jblu2019

Record Date: March 21, 2019

Mailing Date: This Proxy Statement was first mailed to stockholders on or about April 3, 2019

Meeting Agenda: The meeting will cover the proposals listed under voting matters and vote recommendations below, and any other business that may properly come before the meeting.

Voting: Stockholders as of the record date are entitled to vote. Each share of common stock of JetBlue Airways Corporation (the “Company”) is entitled to one vote for each director nominee and one vote for each of the proposals.

Stock Symbol: JBLU

Exchange: NASDAQ

Common Stock Outstanding as of Record Date: 300,946,187

Registrar & Transfer Agent: Computershare Trust Company, N.A.

State of Incorporation: Delaware

Corporate Headquarters: 27-01 Queens Plaza North, Long Island City, NY 11101

Corporate Website: www.jetblue.com

Investor Relations Website: http://investor.jetblue.com

2020 Annual Meeting Deadline for Stockholder Proposals: January 17, 2020

Voting Matters and Vote Recommendations

Management Proposals		Board Recommends	Reasons for Recommendation	See Page
1.	Election of ten directors	Vote FOR	The Board and its Governance and Nominating Committee believe the 10 director nominees possess the skills and experience to effectively monitor performance, provide oversight and advise management on the Company’s long term strategy.	20
2.	Advisory vote to approve executive compensation “say on pay”	Vote FOR	Our executive compensation programs demonstrate our execution on our pay for performance philosophy.	27
3.	Ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 2019	Vote FOR	Based on the Audit Committee’s assessment of Ernst & Young’s qualifications and performance, it believes their retention for fiscal year 2019 is in the best interest of the Company.	51
4.	Shareholder proposal	Vote AGAINST	The Company believes that the shareholder proposal is not in the best interests of the Company.	54

Vote in advance of the meeting

By internet Vote your shares at www.proxyvote.com Have your Notice of Internet Availability or proxy card in hand for the 16 digit control number needed to vote.	By telephone Call 1-800-690-6903 (toll free)

By mail

Sign, date and return the enclosed proxy card or voting instruction form.

If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

In person Vote online during the meeting See P. 56 “Questions and answers about the Annual Meeting” for details about voting at the meeting.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    5

Back to Contents

Our Director Nominees

				Other	Committee Memberships
		Director		Public			Airline
Name Occupation	Age	since	Independent	Boards	Audit	Comp	Safety	G&N	Finance
B. Ben Baldanza Owner and investor of Diemacher, LLC, former CEO, Spirit Airlines	57	2018	Y	0
Peter Boneparth Advisor to the Blackstone Group, LLP	59	2008	Y	2
Virginia Gambale Managing partner, Azimuth Partners LLC	59	2006	Y	2
Stephan Gemkow CEO, Franz Haniel & Cie. GmbH	59	2008	Y	3
Robin Hayes CEO, JetBlue Airways	52	2015	N	0
Ellen Jewett Managing Partner, Canoe Point Capital, LLC	60	2011	Y	1
Joel Peterson Founding Partner & Chairman of Peterson Partners, faculty member, Stanford University’s Graduate School of Business	71	1999	Y	2
Sarah Robb O’Hagan Former Corporate Executive, Founder and CEO, Extreme Living LLC	46	2018	Y	0
Frank Sica Partner Tailwind Capital	68	1998	Y	3
Thomas Winkelmann Executive Chairman of Zeitfracht Group	59	2013	Y	0
= chair, = member, *= Financial Expert

Executive Compensation Advisory Vote

We are executing on our pay for performance philosophy

*	Mr. Hnat retired from JetBlue on June 30, 2018. His severance arrangements are reflected in “All Other Compensation.” See Summary Compensation Table, p. 39.

We aim to design our executive compensation program to reward our named executive officers for the Company’s success without incentivizing undue risk.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    6

Back to Contents

Business Overview

How Did We Do in 2018?

Despite uncertain economic conditions and the persistent competitiveness in the airline industry, 2018 was a profitable year for JetBlue.

2018 Financial and Operational Performance

On a GAAP basis, our full year results were as follows:

Operating Expenses per Available Seat Mile excluding fuel (CASM ex-Fuel) is a non-GAAP performance measure derived from total operating expenses (GAAP measure) excluding special items and tax reform impact. Return on Invested Capital (ROIC) is a financial metric expressed as a function of operating income (a GAAP measure) adjusted for special items and tax reform impact, and invested capital. Both of these measures are reconciled in Appendix A to this proxy statement, on pages A-1 and A-3, respectively.

The numbers below represent, where indicated, non-GAAP numbers that exclude special items and tax reform impact.

(1)	Excludes special items and tax reform impact.

(2)	Average price per gallon includes related fuel taxes and effective fuel hedging gains and losses.

*	For further information regarding our revenue and earnings per diluted share for the referenced periods, please see our Annual Report on Form 10-K for the year ended December 31, 2018, Item 6. Selected Financial Data (page 31) and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (starting at page 34, and see page 36). For reconciliation of non-GAAP financial measures used in this Proxy Statement, please see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (starting at page 34, and see page 36) of our Annual Report on Form 10-K for the year ended December 31, 2018.

2018 Highlights

We believe our differentiated product and culture, competitive costs, and high-value geography relative to other airlines contributed to our continued success in 2018. Our 2018 operational highlights include:

Product Enhancements

Throughout 2018, we continued to invest in industry-leading products which we believe will continue to differentiate our offerings from the other airlines.

•	During 2018, we continued to expand Mint® service, our premium product which includes 16 fully lie-flat seats by adding seasonal service from John F. Kennedy International Airport, or JFK, to Liberia, Costa Rica, and from Boston to St. Lucia.

•	In April 2018, we unveiled our first Airbus A320 aircraft with a restyled cabin which includes 162 new seats, larger TV screens with over 100 channels of free DIRECTV®, and free gate-to-gate Fly-Fi®. As of December 31, 2018, we had nine restyled Airbus A320 aircraft in service. We expect the restyling of the entire Airbus A320 fleet to be completed

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    7

Back to Contents
by late 2020 and believe this multi-year restyling program will allow us to increase capacity in a capital-efficient and customer-focused way.

•	In June 2018, we announced the next step in our ongoing digital transformation with the launch of a redesigned jetblue.com. Our new website features a fresh look, homepage global navigation, and performance that is optimized to the screen size of a user’s device.

•	In partnership with U.S. Customs and Border Protection (CBP), we rolled out our first fully-integrated biometric self-boarding gate at JFK. Customers flying to select international destinations from Terminal 5 can now board at a dual-lane biometric self-boarding gate, which uses facial recognition technology to verify travelers with a quick photo capture.

Fleet

During 2018, we took delivery of ten Airbus A321 aircraft, 3 of which were equipped with our Mint® cabin layout. In July 2018, we announced an order for 60 Airbus A220-300 aircraft, previously called the Bombardier CS300, for expected deliveries beginning in 2020 through 2025, with the option for 60 additional aircraft though 2028. We also have the option to take certain A321neo deliveries with the long range configuration, the A321-LR.

We plan to phase in the A220-300 as a replacement for our existing fleet of 60 Embraer E190 aircraft from 2020 through 2025. We expect to incur incremental one-time costs as we work to transition the Embraer E190 aircraft out of our fleet.

Network

We continued to expand and grow in our high-value geography. In 2018, we expanded our network with four new BlueCities, bringing our total as of the end of December 2018 to 105 BlueCities, and added several connect-the-dot routes.

In 2018, we began service from Boston to Minneapolis, our 102nd BlueCity, we expanded our metropolitan Los Angeles service with nonstop flights between Ontario and JFK and we launched seasonal service to Steamboat Springs, Colorado with three nonstop routes connecting the internationally-known resort destination with Boston, Fort Lauderdale-Hollywood, and Long Beach. We also launched our scheduled service to Montana in December 2018 with seasonal flights between Bozeman and Long Beach.

In October 2018, we announced a series of network changes that will advance our strategy in multiple focus cities, making us even more relevant in key markets and ensuring our network is optimized to meet customer demand. During the winter, we introduced four new routes to our network, and we increased flights on nearly two dozen of our most popular and profitable existing nonstop routes in the Northeast, Florida, and the Caribbean. To support new city and multi-route expansions, we reduced flights in some existing markets. In January 2019, we eliminated service in Daytona Beach International Airport, St. Croix’s Henry E. Rohlsen Airport, and Washington Dulles International Airport. We also scaled back flying on a number of other routes, including certain flights serving Baltimore, Detroit, Pittsburgh, and Santiago, Dominican Republic.

Customer Service

JetBlue and our Crewmembers were recognized in 2018 for industry leading customer service. Airline Ratings awarded us 7 out of 7 stars for safety, and 5 out of 5 stars for our product offerings. Additionally, we were recognized by The Points Guy with awards for Best Domestic Economy Class and Best Domestic Business Class. We were the only airline, domestically and globally, to win awards for both economy and business class.

Our Crewmembers

During 2018, our Crewmembers recognized JetBlue as one of America’s “Best Employers” by Forbes. JetBlue ranked #33 through a survey that asked individuals how likely they would be to recommend their employer to someone else. We are proud that for a seventh year, we have achieved a top score of 100 on the Corporate Equality Index, which rates major U.S. companies and their policies and practices related to the LGBT community, earning us the designation of one of the “Best Places to Work for LGBT Equality.”

JetBlue’s Approach to Environmental, Social and Governance

JetBlue’s mission is to Inspire Humanity. We strongly believe that in order to achieve our mission, good governance fosters our sustained business success over the long term. Strong corporate governance, informed by participation from our stakeholders, is essential to achieving our mission.

At JetBlue, we strive to conduct our business in ways that are principled, transparent, and accountable to key stakeholders. We have safeguarded our values of Safety, Caring, Integrity, Passion and Fun since our first flight.

We believe doing so generates long-term value. We focus our efforts where we can have the most positive impact on our business and the communities we serve, including issues related to environmental sustainability, youth and education, the community, culture and human capital. As a reflection of the importance of these matters, our Governance and Nominating Committee oversees responsibility for ESG initiatives and reporting. We have more information about our efforts in these areas on our website.

Governance

Board and Committee Independence

•	Independent Chairman of the Board; Chairman and CEO positions have been separated since 2008.

•	9 of 10 director nominees are independent.

•	All members of each of the Audit, Compensation and Governance and Nominating Committee (the “Governance Committees”) are independent.

•	Independent directors meet in executive session at least quarterly.

•	Governance Committees regularly hold executive sessions of independent directors.

•	We conduct annual board and committee evaluations.

•	We have a revised, robust director orientation program for new directors.

•	All Audit Committee members are financially literate, and a majority are audit committee financial experts.

•	The Compensation Committee uses an independent compensation consultant.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    8

Back to Contents

Advanced Shareholder Rights

•	Directors are elected by majority vote in uncontested elections.

•	All directors are elected annually.

•	Our bylaws provide for proxy access by stockholders.

Strong Stockholder Support on Say on Pay

Our stockholders supported say on pay at 97.8% at our 2018 Annual Meeting. Our Compensation Committee believes the vote indicates support for our program.

See “Corporate Governance at JetBlue” at page 10 for more information.

We believe our culture is our “secret sauce” that enables our crewmembers to provide great customer service to our customers every day on every flight.

Environmental/Sustainability Initiatives and Reporting

We believe it is our responsibility to manage our environmental footprint and explore associated risks and opportunities. We employ a dedicated Sustainability and ESG crewleader to oversee the efforts of our entire airline and keep our management team and Board aware of climate-related risks and opportunities when developing strategy, performance, and budgets. Our Sustainability and ESG group leads climate change risk and opportunity assessment efforts and performs risk assessment related to possible emissions regulations on an on-going basis. In 2018, the Governance and Nominating Committee discussed efforts by the Company around working to stop human trafficking. In addition, the Committee is kept apprised of the Company’s efforts on its Sustainability Accounting Standards Board (SASB) and Task Force on Climate-Related Financial Disclosure reporting. We anticipate more work around the cost of carbon offsetting compliance. More information on these efforts is available on our website.

Corporate Social Responsibility

JetBlue For Good is JetBlue’s platform for social impact and corporate responsibility and is managed by our Corporate Social Responsibility team (CSR). Giving back is part of JetBlue’s DNA and is core to our mission of inspiring humanity. Centered around volunteerism and service, JetBlue For Good focuses on the areas that are most important to the airline’s customers and crewmembers - Community, Youth/Education and the Environment. JetBlue’s core programs and partnerships directly impact the areas where its customers and crewmembers live and work by enhancing education and providing access to those that are traditionally underserved. Signature programs include the award-winning Soar with Reading initiative which has provided more than $2.75 million worth of books to kids who need them most; Blue Horizons For Autism which helps introduce air travel in a realistic environment to families and children affected by autism; and Swing For Good which raises funds for education and youth focused non-profits.

Political Contributions

Recognizing the interest of stockholders in establishing greater transparency about corporate political contributions, we disclose our political contributions to support candidates and ballot measures and how certain of our trade association membership dues are used for political activities. As part of our commitment to transparency, we developed the Political Contributions Policy, which discusses how we engage in the political process. The policy is available at on the investor relations page of JetBlue.com.

Human Trafficking

The issue of human trafficking is one that hits close to home in our industry. Victims of this crime are often hidden in plain sight, including on aircraft and in airports. We work with the U.S. Department of Homeland Security and the U.S. Department of Transportation to support the Blue Lightning initiative, an initiative aimed at stopping human trafficking. We educate our crewmembers on the issue and how to report suspicious activities.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    9

Back to Contents

CORPORATE GOVERNANCE AT JETBLUE

Our Board of Directors believes that effective corporate governance creates the foundation that allows JetBlue to pursue its mission. Corporate governance at JetBlue is designed to promote the long-term interests of our stockholders, maintain internal checks and balances, strengthen management accountability, and foster responsible decision making and accountability.

Corporate Governance

The Board of Directors Provides Operational and Strategic Oversight

The Board oversees business affairs and integrity, works with management to determine the Company’s mission and long-term strategy, oversees risk management, performs the annual Chief Executive Officer (“CEO”) evaluation, oversees CEO succession planning, and oversees internal control over financial reporting and external audit. In addition, Board committees focus on the following:

Audit	Financial reporting; internal and external audit; cybersecurity, including in support of the Board’s role in risk oversight of cybersecurity risks; certain other risks not otherwise assigned; certain legal, regulatory, compliance and business continuity matters
Compensation	Compensation and benefits; succession planning at the officer level, including with the Governance and Nominating Committee
Governance and Nominating	Board effectiveness, director qualifications, on boarding and continuing education of directors, political contribution and PAC matters, shareholder engagement, governance framework and ESG initiatives
Airline Safety	Monitor promotion of operational safety culture, flight operations safety and overview of aspects of airline safety.
Finance	Oversight of the Company’s financial condition, financing activities, capital plan, budget and related activities

Management Drives Our Strategy and Operations

Led by the CEO, the senior leadership team is responsible for achieving our mission, establishing and delivering on our strategy, maintaining and inspiring our culture and crewmembers, inspiring and creating innovative and disruptive products, establishing accountability, and controlling risk. The senior leadership team also aligns our structure, operations, people, policies, and compliance efforts to our mission and strategy. The senior leadership team consists of those leading the operation, the commercial team, as well as those leading central functions like Finance, Legal and People (which is how we refer to Human Resources). Members of the senior leadership team appear before the Board regularly, with most attending a Board or committee session each quarter, and also interact with the directors outside the boardroom.

Representatives from the Company’s Legal and Government Affairs groups address public policy, regulatory, government affairs, compliance, legal risk, and other issues. The Company’s internal audit function provides objective audit, investigative, and advisory services aimed at providing assurance to senior leadership and the Board that the Company is anticipating, identifying, assessing, and prioritizing risks. Our Tax and Treasury departments report regularly to the Board. Our Infrastructure team, along with others, assists the Board in its governance of major real estate transactions. Our Board and its committees also work closely with representatives from the Company’s People department, the Cybersecurity team and the Information Technology department. Members of the Board have access to all of our crewmembers outside of Board meetings.

The Board of Directors

Board Structure

Our Board has determined that it is in the best interests of the Company and its stockholders to maintain a separate Independent Board Chair and Chief Executive Officer. Currently, Mr. Peterson serves as our independent Chair of the Board. Our Board believes that our current structure, with an independent Chair, who is well-versed in the needs of a complex business and has strong, well-defined governance duties, gives our Board a strong leadership and corporate governance structure that best serves the needs of JetBlue and its stockholders. In our independent Chair, our CEO has a counterpart who can be a thought partner. We believe this corporate structure also permits the Board of Directors to have a healthy dynamic that enables its members to function to the best of their abilities, individually and as a unit. The Board expects to continue to evaluate its leadership structure on an ongoing basis and may make changes as appropriate to JetBlue and its future needs. Our Board believes its leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of our Board.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    10

Back to Contents
Independent Chairman of the Board	Independent Board

Joel Peterson currently serves as independent Chair of the Board. Key responsibilities of the Chair include:

•
Calling meetings of the Board and independent directors

•
Setting the agenda for Board meetings in consultation with other directors, the CEO, and the corporate secretary

•
Chairing executive sessions of the independent directors

•
Working with the Chair of the Compensation Committee with regard to the annual CEO performance evaluation

•
Working with the Governance and Nominating Committee to oversee the Board and committee evaluations and recommends changes to improve the Board, the committees, and individual director effectiveness

•
Engaging with stockholders

•
Acting as an advisor to Mr. Hayes on strategic aspects of the CEO role with regular consultations on major developments and decisions likely to be of interest to the Board

•
Performing the other duties specified in the Corporate Governance Guidelines or assigned by the Board

•
Setting and maintaining Board culture

•
9 of 10 director nominees are independent – We are committed to maintaining a substantial majority of directors who are independent of the Company and management. Except for our CEO Robin Hayes, all directors are independent.

•
Quarterly executive sessions of independent directors – At each quarterly Board meeting, the independent directors meet in executive session without Company management present. Additional executive sessions are held as needed.

•
Strategy – The Independent directors meet in executive session at the annual strategy session.

•
Independent compensation consultant – The compensation consultant retained by the Compensation Committee is independent of the Company and management.

Board Composition

Ensuring the Board is composed of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and effectively represent the long-term interests of stockholders, is a top priority of the Board and the Governance and Nominating Committee. The Board and the Governance and Nominating Committee believe that different perspectives are critical to a forward-looking and strategic Board as is the ability to benefit from the valuable experience and familiarity that longer-serving directors bring. When recommending to the Board the slate of director nominees for election at the Annual Meeting of Stockholders, the Governance and Nominating Committee strives to maintain an appropriate balance of diversity, skills, and tenure on the Board.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    11

Back to Contents

Board Structure: Committees

To support effective corporate governance, the Board delegates certain responsibilities to its committees, who report on their activities to the Board.

•	Five Standing Committees – Our Board has an Audit Committee, a Compensation Committee, a Governance and Nominating Committee, an Airline Safety Committee and a Finance Committee. Each Committee has a charter describing its specific responsibilities, which can be found on our investor relations page on our website. The table below provides current membership for each Board Committee.

•	Committees are Independent – Our Governance Committees (Audit, Compensation and Governance and Nominating) and our Finance Committee are staffed by independent directors. Our CEO serves on the Airline Safety Committee.

•	Regular Committee Executive Sessions of Independent Directors – Members of the Audit, Compensation and Governance and Nominating Committees regularly meet in executive session.

•	Committees have authority to engage legal counsel or other advisors or consultants – Each committee can retain advisors or consultants as it deems appropriate to carry out its responsibilities.

•	Independent compensation consultant – The Compensation Committee retains Pay Governance LLC (“Pay Governance”) to advise the Committee on marketplace trends in executive compensation, management proposals for compensation programs, and executive officer compensation decisions. Pay Governance also evaluates compensation for non-employee directors, the next levels of senior management, and equity compensation programs generally. Pay Governance consults with the Committee about its recommendations to the Board on chief executive officer compensation. Pay Governance is directly accountable to the Committee. To maintain the independence of the firm’s advice, Pay Governance does not provide any services for JetBlue other than those described above.

•	The Compensation Committee consultant maintains its independence – Annually, the Compensation Committee assesses the independence of its compensation consultant. A consultant satisfying the following requirements will be considered independent. The consultant (including each individual employee of the consultant providing services):

–	Is retained and terminated by, has its compensation fixed by, and reports solely to, the Compensation Committee

–	Is independent of the Company

–	Maintains and adheres to the Pay Governance independence policy to prevent conflicts of interest

–	Does not directly own JetBlue common stock

–	Will not perform any work for Company management except at the request of the Compensation Committee chair and in the capacity of the Compensation Committee’s agent

–	Does not provide any unrelated services or products to the Company, its affiliates, or management, except for surveys purchased from the consultant firm

–	Do not have any business or personal relationship with a Committee member or with an executive officer of JetBlue

–	In 2018, the fees received for the JetBlue engagement were less than 1% of PG’s annual revenues

In assessing the consultant’s independence, the Compensation Committee also considers the nature and amount of work performed for the Compensation Committee during the year, the nature of any unrelated services performed by the consultant for the Company, and the fees paid for those services in relation to the firm’s total revenues. Every year, the consultant prepares for the Compensation Committee an independence letter providing assurances and confirmation of the consultant’s independent status under the noted standards. The Compensation Committee believes that Pay Governance has been independent during its engagement as a consultant to the Compensation Committee.

•	Audit Committee Financial Experts – The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. The members of the Audit Committee meet the NASDAQ Stock Market (“NASDAQ”) listing standard of financial sophistication and a majority are “audit committee financial experts” under SEC rules (Ms. Gambale, Ms. Jewett and Messrs. Baldanza and Boneparth).

Responsibilities

AUDIT
Members: Ben Baldanza Peter Boneparth (Chair) Virginia Gambale Ellen Jewett Sarah Robb O’Hagan Meetings held in 2018: 8

Pursuant to its charter, on behalf of the Board of Directors, the Audit Committee oversees:

•  the integrity of our financial statements,

•  the appointment, compensation, qualifications, independence and performance of our independent registered public accounting firm,

•  compliance with ethics policies and legal and regulatory requirements,

•  the performance of our internal audit function,

•  our financial reporting process and systems of internal accounting and financial controls and

•  other items including risk assessment and compliance.

The Audit Committee is also responsible for review and approval of any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. The responsibilities and activities of the Audit Committee are further described in “Report of the Audit Committee” and the Audit Committee charter.

Each member is an independent director within the meaning of the applicable rules and regulations of the SEC and NASDAQ. The Board has determined that each member of the Audit Committee is financially literate within the meaning of the NASDAQ listing standards. In addition, the Board of Directors determined that Mr. Boneparth, Ms. Gambale, Ms. Jewett and Mr. Baldanza each is an “audit committee financial expert” as defined under applicable SEC rules. The Audit Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities. A report of the Audit Committee is set forth elsewhere in this proxy statement.

The Audit Committee operates under a written charter, which was adopted by the Board and is available on our website at http://investor.jetblue.com.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    12

Back to Contents
COMPENSATION
Members: Virginia Gambale (Chair) Stephan Gemkow Thomas Winkelmann Meetings held in 2018: 7

The Compensation Committee:

•  determines our compensation policies and the level and forms of compensation provided to our Board members and executive officers (as discussed more fully under “Compensation Discussion and Analysis” beginning on page 28 of this proxy statement),

•  reviews and approves stock-based compensation for our directors, officers and crewmembers,

•  oversees the administration of our Amended and Restated 2011 Incentive Compensation Plan, and Amended and Restated 2011 Crewmember Stock Purchase Plan, and

•  approves the “Compensation Discussion and Analysis” with respect to compensation of the Company’s executive officers in accordance with applicable rules of the SEC.

The Compensation Committee is authorized to retain and terminate compensation consultants, legal counsel or other advisors to the Committee and to approve the engagement of any such consultant, counsel or advisor, to the extent it deems necessary or appropriate after specifically analyzing the independence of any such consultant retained by the Committee. Each member is an independent director within the meaning of the applicable NASDAQ rules, including the enhanced independence requirements applicable to members of compensation committees. The Compensation Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities. A report of the Compensation Committee is set forth elsewhere in this proxy statement.

The charter of the Compensation Committee is available on our website at http://investor.jetblue.com.

GOVERNANCE AND NOMINATING
Members: Ellen Jewett (Chair) Joel Peterson Frank Sica Thomas Winkelmann Meetings held in 2018: 4

The Governance and Nominating Committee is responsible for:

•  developing our corporate governance policies and procedures, and for recommending those policies and procedures to the Board for adoption,

•  making recommendations to the Board regarding the size, structure and functions of the Board and its committees, identifying and recommending new director nominees in accordance with selection criteria established by the Board.

•  conducting the annual evaluation of the performance of the Board, its committees and each director, ensuring that the Audit, Compensation, and Governance and Nominating Committees of the Board and all other Board committees are comprised of qualified directors, developing and recommending a succession plan for the CEO, and

•  developing and recommending corporate governance policies and procedures appropriate to the Company.

Each member is an independent director within the meaning of the applicable NASDAQ rules. The Governance and Nominating Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities.

The charter of the Governance and Nominating Committee is available on our website at http://investor.jetblue.com.

AIRLINE SAFETY
Members: Ben Baldanza Robin Hayes Stanley McChrystal Thomas Winkelmann (Chair) Meetings held in 2018: 4

The Airline Safety Committee is responsible for:

•  monitoring and review of our flight operations and safety management system and reports to the Board on such topics.

The Airline Safety Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities.

The charter of the Airline Safety Committee is available on our website at http://investor.jetblue.com.

FINANCE
Members: Ben Baldanza Peter Boneparth Stephan Gemkow Ellen Jewett Frank Sica (Chair) Meetings held in 2018: 1* *Committee formed in December 2018

The Finance Committee is responsible for:

•  providing management with advice and counsel regarding the Company’s financial condition, financing activities, capital plan and budget and related matters.

Established in December 2018, the Finance Committee views itself as a consultative resource for management, and it is currently uncompensated.

The charter of the Finance Committee is available on our website at http://investor.jetblue.com.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    13

Back to Contents

Compensation Committee Interlocks and Insider Participation

None of the current members of our Compensation Committee (whose names appear under “— Report of the Compensation Committee”) is, or has ever been, an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, no executive officer of the Company served as a member of the Board or the compensation committee of any other entity that has one or more executive officers serving on our Board or our Compensation Committee.

Board Oversight

Stockholders elect the Board to oversee management and to serve stockholders’ long-term interests. Management is responsible for achieving our mission, delivering on our strategy, creating our culture, inspiring and creating innovative products, establishing accountability, and controlling risk. The Board and its committees work closely with management to balance and align strategy, risk, ESG, and other areas while considering feedback from stakeholders. Essential to the Board’s oversight role is a transparent and active dialogue between the Board and its committees, and management. To support that dialogue, the Board and its committees have access to, receive presentations from, and conduct regular meetings with the Senior Leadership Team, other business and function leaders, subject matter experts, the Company’s enterprise risk management and internal audit functions, and external experts and advisors.

Through oversight, review, and counsel, our Board works with management to establish and promote business goals, organizational objectives, and a strategy that is mindful of how our business affects and is affected by the broader environment.

Board Oversight of Strategy

One of the Board’s primary responsibilities is overseeing management’s establishment and execution of the Company’s strategy. As JetBlue looks to innovate along the travel ribbon, the Board works with management to respond to a dynamically changing environment. At least quarterly, the CEO, the Senior Leadership Team, and leaders from across JetBlue provide detailed business and strategy updates to the Board. At least annually, the Board conducts an even more in-depth review of the Company’s overall strategy. At all of these reviews, the Board engages with the Senior Leadership Team and other business leaders regarding business objectives, technology updates, the competitive landscape, economic trends, and public policy and regulatory developments. At meetings occurring throughout the year, the Board also assesses the competitive landscape, the Company’s budget and capital plan, and performance for alignment to our strategy. The Board looks to the focused expertise of its committees to inform strategic oversight in their areas of focus.

Board Oversight of Risk

Our Board oversees the management of risk inherent in the operation of the Company’s businesses and the implementation of its strategic plan by relying on several different levels of review.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    14

Back to Contents

In connection with its reviews of the operations of the Company’s business and corporate functions, the Board addresses the primary risks associated with those business and corporate functions. In addition, the Board reviews the risks associated with the Company’s strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of the Company. The Board also reviews certain entity level type risks, including cybersecurity.

The Board appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company. With respect to cybersecurity, the Board receives regular reports from Company management, including updates on the internal and external cybersecurity threat landscape, incident response, assessment and training activities, and relevant legislative, regulatory, and technical developments.

Each of the Board’s committees also oversees the management of Company risks that fall within that committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. In addition, the Board monitors the ways in which the Company attempts to prudently mitigate risks, to the extent reasonably practicable and consistent with the Company’s long-term strategy.

The Audit Committee oversees the operation of the Company’s enterprise risk management program, including the identification of the primary risks to the Company’s business, such as financial, operational, privacy, cybersecurity, business continuity, legal and regulatory, and reputational risks, and reviews the steps management has taken to monitor and control these exposures. It also periodically monitors and evaluates the primary risks associated with particular business units and functions. The Audit Committee may, in its business judgment, escalate certain risks to the Board as a whole. The Company’s Corporate Audit team assists management in identifying, evaluating and implementing risk management controls and methodologies to address identified risks. In connection with its risk management role, at each of its meetings the Audit Committee meets privately with representatives from the Company’s independent registered public accounting firm, the head of Corporate Audit and may meet with other members of management. The Audit Committee provides reports to the Board which describe these activities and related conclusions.

Management reviews the compensation practices and programs annually to determine if they present a risk to materially adversely affect the Company and presents the review annually to the Compensation Committee. We believe that for the substantial majority of our crewmembers the incentive for risk taking is low, because their compensation consists largely of fixed cash salary and a cash bonus that has a capped payout. Furthermore, the majority of these crewmembers do not have the authority to take action on our behalf that could expose us to significant business risks.

Compensation Risk Analysis

As part of its 2019 assessment, the Compensation Committee reviewed, the 2018 cash and equity incentive programs for senior executives and concluded that certain aspects of the programs actually reduce the likelihood of excessive risk taking. These aspects include (i) the use of long-term equity awards to create incentives for senior executives to promote long-term growth of the Company, (ii) clawback policy, (iii) limiting the incentive to take excessive risk for short-term gains by imposing caps on annual cash incentive awards, (iv) requiring compliance with our Code of Business Conduct and (v) vesting the Compensation Committee with authority to exercise discretion to reduce payouts under our annual cash incentive awards program.

For these reasons, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

Shareholder Interests

Stock Retention and Ownership Guidelines

Our directors hold their equity compensation until their retirement or separation from our Board. For 2018, our executives had the following holding requirements: 6x base salary for our CEO and 2x base salary for our senior executives. The policy has post-tax vesting holding requirements to provide executives with some liquidity options while they are on track to meet the guidelines. As of December 2018, each of Mr. Hayes, Mr. Priest, Ms. Geraghty, Mr. Sundaram and Mr. St. George met or exceeded our stock ownership guidelines, including common stock, and unvested restricted stock units but excluding unvested performance stock units and vested underwater stock options. We anticipate periodically reviewing, and may revise, our executive stock ownership guidelines from time to time.

Director Stock Ownership Policy Aligns Interests with Stockholders

We believe that directors should have a significant financial stake in JetBlue. All director stock units, once vested, are deferred until the director’s departure from JetBlue. These director stock units are settled as common stock six months following a director’s separation from the Board.

Compensation Clawback

Our Board adopted a policy, often referred to as a clawback policy, which requires reimbursement of all or a portion of any bonus, incentive payment, or equity-based award granted to or received by any executive officer and certain other officers after January 1, 2010 where: (a) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement, (b) in the Board’s view the executive engaged in willful misconduct that caused or partially caused the need for the restatement, and (c) a lower payment would have been made to the executive based upon the restated financial results.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    15

Back to Contents

Hedging Practices

Our Insider trading policy prohibits hedging and pledging of our securities by insiders.

We Have Advanced Stockholder Rights

Majority Voting

In an uncontested election, directors are elected by the majority of votes cast.

Pursuant to our Bylaws, the Board will not nominate for election as director any nominee who has not agreed to tender, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection and acceptance of such resignation by the Board of Directors. If a nominee fails to receive the required number of votes for reelection, the Board (excluding the director in question) may either accept such director’s resignation or disclose its reasons for not doing so in a report filed with the SEC within 90 days of the certification of election results.

Annual Elections

All directors are elected annually. JetBlue does not have a classified board.

Proxy Access

We have a “Proxy Access for Director Nominations” bylaw that permits eligible stockholders to nominate candidates for election to the JetBlue Board. Proxy access candidates will be included in the Company’s proxy statement and ballot.

PROXY ACCESS

Holder of at least

3%

held by up to 20 shareholders

Holding the shares continuously for at least

3 years

Can nominate two candidates or

20%

of the Board, whichever is greater, for election at an annual stockholders meeting if such nominating stockholder(s) and nominee(s) satisfy the requirements set forth in our Bylaws

Director Onboarding and Education

Directors Receive Robust Orientation and Continuing Education Resources

•	Director orientation – In 2018, we revised and enhanced our orientation program which familiarizes new directors with JetBlue’s business, operations, strategies and policies, and assists them in developing company and industry knowledge to optimize their service on the Board. The enhanced orientation process includes directors going to our orientation classes for new crewmembers and “shadowing” certain operational leaders to help them appreciate the industry’s complexities.
•	Continuing education – We provide our directors with educational opportunities to enhance the skills and knowledge they use to perform their responsibilities, including a membership with the National Association of Corporate Directors (“NACD”). These programs may include internally developed materials and presentations, programs presented by third parties, and financial and administrative support to attend qualifying academic or other independent programs.

Evaluation Components – Board, Committees, Directors

Under the leadership of the Committee Chair, the Governance and Nominating Committee oversees the Board’s annual evaluation process focused on three components: (1) the Board, (2) Board committees and (3) individual directors. In addition, the Governance and Nominating Committee regularly discusses Board composition and effectiveness during its committee meetings.

In 2017, to enhance its processes, the Board retained a third party facilitator to assist with its self-evaluation and to ensure that actionable feedback is solicited on the operation and effectiveness of the Board, Board committees and director performance. This process generated comments and discussion at all levels of the Board, including with respect to Board composition and processes. In 2018, the Board oversaw the adoption of an enhanced orientation program for new directors.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    16

Back to Contents

Our Corporate Governance Framework

Our governance framework is designed to ensure our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions independent of management. Our goal is to align the interests of directors, management, and stockholders, and comply with or exceed the requirements of NASDAQ and applicable law. This framework establishes the practices our Board follows with respect to, among other things, Board composition and member selection, Board meetings and involvement of senior management, director compensation, CEO performance evaluation, management succession planning, and Board committees.

Our Corporate Governance Documents
Amended and Restated Articles of Incorporation	Audit Committee Charter
Amended and Restated Bylaws	Compensation Committee Charter
Corporate Governance Guidelines	Governance and Nominating Committee Charter
JetBlue Code of Conduct	Airline Safety Committee Charter
JetBlue Business Partner Code of Conduct	Finance Committee Charter
JetBlue Code of Ethics

How to Communicate with Our Board

Stockholders may communicate with our Board by sending correspondence to the JetBlue Board of Directors, c/o Corporate Secretary, JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101. The name of any specific intended director should be noted in the correspondence. Our Corporate Secretary will forward such correspondence to the intended recipient or as directed by such correspondence; however, our Corporate Secretary, prior to forwarding any correspondence, has the authority to disregard any communications he deems to be inappropriate, or to take any other appropriate actions with respect to such inappropriate communication.

The Governance and Nominating Committee approved procedures with respect to the receipt, review and processing of, and any response to, written communications sent by stockholders and other interested persons to our Board, as set forth in our Governance Guidelines.

Any interested party, including any JetBlue crewmember, may make confidential, anonymous submissions regarding questionable accounting or auditing matters or internal accounting controls and may communicate directly with the Chair of the Board by letter to the above address, marked for the attention of the Chair. Any written communication regarding accounting, internal accounting controls or other financial matters are processed in accordance with procedures adopted by the Audit Committee.

Additionally, based on past experience, we believe that the virtual format of the annual meeting will continue to expand Board outreach to stockholders by allowing stockholders from any location to ask questions of our leaders and directors present at the meeting.

THE BOARD OF DIRECTORS

Director Nominee Selection Process

The Governance and Nominating Committee is responsible for recommending to the Board a slate of nominees for election at each Annual Meeting of Stockholders. In 2018, the Governance and Nominating Committee engaged a search firm to enhance its processes. As the Board is pursuing this process in a thoughtful and deliberate fashion, the Board expects to nominate a new director within the next twelve months.

The Governance and Nominating Committee considers a wide range of factors when assessing potential director nominees. This assessment includes a review of the potential nominee’s judgment, experience, independence, understanding of the Company’s business or other related industries and such other factors as the Committee concludes are pertinent in light of the current needs of the Board based on the Company’s 3-5 year strategy. Those needs may change over time. A potential nominee’s qualifications are evaluated to determine whether the potential nominee meets the qualifications required of all directors as well as the key qualifications and experience required to be represented on the Board, as described above. Further, the Governance and Nominating Committee assesses how each potential nominee would impact the skills and experience represented on the Board as a whole in the context of the Board’s overall composition and the Company’s current and future needs.

Board Candidate Nomination Process

In evaluating and determining whether to nominate a candidate for a position on our Board, the Governance and Nominating Committee considers, among other criteria, integrity and values, relevant experience, diversity, and commitment to enhancing stockholder value. Candidates may come to the attention of the Corporate Governance and Nominating Committee through recommendations from current Board members, stockholders, officers or other recommendations. The Committee applies the same criteria in reviewing candidates regardless of the source of the recommendation.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    17

Back to Contents

Stockholder-Nominated Director Candidates

In January 2018, the Board of Directors adopted revisions to our Bylaws, putting into place balanced and market-standard proxy access provisions in step with other public companies that have adopted proxy access. We believe that these provisions provide meaningful, effective and accessible proxy access rights to our stockholders, and balances those benefits against the risk of misuse or abuse by stockholders with special interests that are not shared by all or a significant percentage of our stockholders. Our proxy access provisions permit a stockholder, or a group of up to 20 stockholders, owning continuously 3% or more of the Company’s outstanding common stock for at least three years to nominate and include in the Company’s proxy materials for an annual meeting of stockholders up to 20% of the Board (or if such amount is not a whole number, the closest whole number below 20%, but not less than two directors) if such nominating stockholder(s) and nominee(s) satisfy the requirements set forth in our Bylaws.

Stockholder Communications with the Board of Directors

The Governance and Nominating Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted in accordance with the provisions of our Bylaws. A stockholder who wishes to recommend a prospective nominee for our Board should notify the Company’s Corporate Secretary in writing at JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101. The notice must set forth certain information specified in the Bylaws about the stockholder and the proposed action. Directors are authorized to fill any vacancy on the Board.

Board Membership Criteria

The Board and the Governance and Nominating Committee believe there are general qualifications that all directors must exhibit and other key qualifications and experience that should be represented on the Board as a whole, but not necessarily by each individual director. In addition, the Board conducts interviews of potential director candidates to assess intangible qualities, including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

BOARD MEMBERSHIP CRITERIA
Independence
Integrity
Track record of success
Business Judgment
Innovative thinking
Familiarity with and respect for corporate governance requirements and practices
Ability & willingness to commit sufficient time to the Board

Our Board is composed of a diverse group of leaders in their respective fields. Many of our current directors have leadership experience at major companies with operations inside and outside the United States, as well as experience on other companies’ boards, which provides an understanding of different business processes, challenges and strategies. Other directors have experience at academic institutions or financial services which brings unique perspectives to the Board. Further, each of the Company’s directors has other specific qualifications that make him or her a valuable member of our Board, such as financial literacy, talent and brand management, customer service experience and crewmember relations, as well as other experience that provides insight into issues we face.

The Board does not have a specific diversity policy, but considers diversity of viewpoints, background, experience, accomplishments, education and skills when evaluating nominees. Diversity is important because the Board believes that a variety of points of view contribute to a more effective decision-making process. When recommending director nominees for election by stockholders, the Board and the Governance and Nominating Committee focus on how the experience and skill set of each director nominee complements those of fellow director nominees to create a balanced Board with diverse viewpoints and deep expertise. The Board believes that directors should contribute positively to the existing chemistry and collaborative culture among Board members. The Board also believes that its members should possess a commitment to the success of the Company, proven leadership qualities, sound judgment and a willingness to engage in constructive debate. In determining whether an incumbent director should stand for reelection, the Governance and Nominating Committee considers, with respect to each nominee, the above factors, as well as that director’s personal and professional integrity, attendance record, preparedness, participation and candor, any additional criteria set forth in our Governance Guidelines and other relevant factors as determined by the Board. Periodically, the Governance and Nominating Committee reviews the Company’s short- and long-term business plans to gauge what additional current and future skills and experience should be represented on the Company’s Board. The Corporate Governance and Nominating Committee seeks to use the results of the assessment process as it identifies and recruits potential director candidates.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    18

Back to Contents

Director Independence

Having an independent board is a core element of our governance philosophy. Our Corporate Governance Guidelines provide that a substantial majority of our directors will be independent. Our Board has adopted director independence guidelines to assist in determining each director’s independence. These guidelines are available on our website on the investor relations page. The guidelines meet the independence requirements of NASDAQ.

Each year, the Board affirmatively determines a director has no relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Annually, each director completes a detailed questionnaire that provides information about relationships that might affect the determination of independence.

The Board analyzed the independence of each director and determined that Mses. Gambale, Jewett and Robb O’Hagan and Messrs. Baldanza, Boneparth, Gemkow, Peterson, Sica and Winkelmann, meet the standards of independence under applicable NASDAQ listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment.

Director Attendance

The Board held a total of five meetings during 2018. All of the directors attended at least 75% of the aggregate of all meetings of the Board and of each committee at the times when he or she was a member of the Board or such committee during fiscal year 2018. The Company has a policy encouraging all directors to attend each annual meeting of stockholders. All members of our Board attended our 2018 annual meeting of stockholders held on May 17, 2018.

2019 Director Nominees

There are currently eleven members of our Board of Directors and, assuming the election of all nominees, immediately following the annual meeting, the size of our Board of Directors will be set at ten directors. Gen. McChrystal, a director since 2010, is not standing for re-election. The Company thanks Gen. McChrystal for his years of exemplary service to JetBlue.

As discussed in greater detail below, the Board is recommending that you reelect all of the director nominees for a one year term. Based on the recommendation of the Governance and Nominating Committee, the Board has nominated each of B. Ben Baldanza, Peter Boneparth, Virginia Gambale, Stephan Gemkow, Robin Hayes, Ellen Jewett, Joel Peterson, Sarah Robb O’Hagan, Frank Sica, and Thomas Winkelmann, each a current director of the Company, to be elected as a director of the Company to serve on our Board until the 2020 annual meeting of stockholders and until such time as their respective successors have been duly elected and qualified or until his or her earlier death, disability, resignation, retirement, disqualification or removal from office.

Each of the director nominees currently serves on the Board. Mr. Baldanza and Ms. Robb O’Hagan were appointed to the Board in August 2018. The other directors were each elected by the stockholders at the 2018 Annual Meeting of Stockholders. The Board has no reason to believe that any of the nominees named in this proxy statement would be unable or unwilling to serve as a director if elected. If any nominee is unable or unwilling to serve as a director if elected, the Board may reduce the number of directors to eliminate the vacancy or the Board may fill the vacancy at a later date after selecting an appropriate nominee. If a quorum is present, a nominee for election to a position on the Board will be elected by a majority of the votes cast at the annual meeting.

Included in each director nominee’s biography below is a description of select key qualifications and experience of such nominee based on the qualifications described above. The Board and the Governance and Nominating Committee believe that the combination of the various qualifications and experiences of the director nominees would contribute to an effective and well-functioning board and that, individually and as a whole, the director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.

In 2018, Mr. Peterson donated $128,750, Mr. Sica donated $4,000, Mr. Baldanza donated $750 and Ms. Robb O’Hagan donated $333 of the cash portion of their respective Board compensation to the JetBlue Crewmember Crisis Fund, a non-profit organization that assists JetBlue crewmembers facing emergency hardship situations.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    19

Back to Contents
MANAGEMENT PROPOSAL 1	TO ELECT DIRECTORS

What are you voting on?

•	Stockholders are being asked to elect ten director nominees for a one-year term.

Voting recommendation:

•	FOR the election of each director nominee. The Board and the Governance and Nominating Committee believe that each of the ten director nominees possess the necessary qualifications and experiences to provide quality advice and counsel to the Company’s management and effectively oversee the long-term interests of the stockholders.

All nominees are current JetBlue board members who were elected by the stockholders, except for Sarah Robb O’Hagan and B. Ben Baldanza, who were both appointed to the Board in August 2018. Gen. (Ret.) Stan McChrystal will not be standing for re-election at this year’s Annual Meeting. JetBlue thanks Gen. McChrystal for his service to JetBlue since 2010.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    20

Back to Contents

B. BEN BALDANZA

Age 57
Director since: 2018
INDEPENDENT

Experience:

Current Role:

Owner and investor of Diemacher, LLC, a consulting firm.

Prior Business and Other Experience

From 2006 to 2016, Mr. Baldanza was the CEO, President and a member of the Board of Directors of Spirit Airlines, Inc. and in 2005, its President and Chief Operating Officer. Prior to his role at Spirit, Mr. Baldanza held positions in Finance, Marketing and Operations at American Airlines, Northwest Airlines, Continental Airlines, Taca Airlines and U.S. Airways. He has more than 30 years of experience in the aviation industry.

Other Key Qualifications

As the former Chief Executive Officer of a domestic airline, Mr. Baldanza’s experience and qualifications include finance and investment experience, a deep understanding of human resources and labor relations, airline operational experience, knowledge of the competitive landscape, experience with government and regulatory affairs, risk management, including commodities risk, customer service and brand enhancement, international experience and general airline industry knowledge.

JetBlue Board Committees:

• Audit

• Airline Safety

• Finance

Current Public Company Board:

• JetBlue Airways Corporation

Prior Public Company Board:

• Spirit Airlines, Inc.

PETER BONEPARTH

Age 59
Director since: 2008
INDEPENDENT

Experience:

Current Role:

Senior advisor to a division of The Blackstone Group, LLP, advising on the retail industry.

Prior Business and Other Experience

Mr. Boneparth is a former Senior Advisor of Irving Capital Partners, a private equity group, from February 2009 through 2014. He served as president and CEO of the Jones Apparel Group from 2002 to 2007.

Other Key Qualifications

As a senior retail executive, Mr. Boneparth’s qualifications and experience include finance and investment experience, talent management, international business experience, knowledge of brand enhancement and customer service, oversight of risk management and crewmember relations.

JetBlue Board Committee:

• Audit, Chair

• Finance

Current Public Company Boards:

• JetBlue Airways Corporation

• Kohl’s Corporation

Prior Public Company Board:

• None

VIRGINIA GAMBALE

Age 59
Director since: 2006
INDEPENDENT

Experience:

Current Role:

Managing Partner of Azimuth Partners LLC, a technology advisory firm facilitating the growth and adoption of emerging technologies such as cloud, advance AI Analytics, VR and digital consumer engagement for financial services, consumer and technology companies.

Prior Business and Other Experience

Prior to starting Azimuth Partners,

Ms. Gambale was an Investment Partner at Deutsche Bank Capital and ABS Ventures from 1999 to 2003. Prior to that, she held the position of Chief Information Officer at Bankers Trust Alex Brown and Merrill Lynch. Ms. Gambale serves on the NACD Risk Oversight Advisory Council. She also Chairs the Nutanix Advisory Board, and is a member of Chicago Trading Co. Advisory Board.

Other Key Qualifications

As a former Chief Information Officer and a Managing Partner at a firm involved with highly innovative technologies, Ms. Gambale’s qualifications and experience include the management of large scale, high transaction volume systems and technology infrastructure, as well as investing in innovative technologies and developing the ability to adapt and grow these technologies to significantly enhance the performance of operations, risk management and delivery of new products and businesses.

JetBlue Board Committees:

• Audit

• Compensation, Chair

Current Public Company Boards:

• JetBlue Airways Corporation

• Regis Corporation

• First Derivatives plc.

Prior Public Company Board:

• Dundee Corporation

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    21

Back to Contents

STEPHAN GEMKOW

Age 59
Director since: 2008
INDEPENDENT

Experience:

Current Role:

Chief Executive Officer, Franz Haniel & Cie. GmbH, a German holding company.

Prior Business and Other Experience

Mr. Gemkow was a member of the Deutsche Lufthansa AG Executive Board and its Chief Financial Officer from 2006-2012. Mr. Gemkow joined Deutsche Lufthansa AG in 1990, working in various management capacities before serving as Senior Vice President Group Finance from July 2001 until January 2004. Mr. Gemkow then joined the Executive Board of Lufthansa Cargo AG, where he was responsible for Finance and Human Resources.

Other Key Qualifications

As the former Chief Financial Officer of an international airline, Mr. Gemkow’s experience and qualifications include finance and investment experience, a deep understanding of human resources and labor relations, airline operational experience, knowledge of the competitive landscape, experience with government and regulatory affairs, risk management, including commodities risk, customer service and brand enhancement, international experience and general airline industry knowledge.

JetBlue Board Committee:

• Compensation

• Finance

Current Public Company Boards:

• JetBlue Airways Corporation

• Supervisory Board member, TAKKT AG

• Chair, Flughafen Zürich AG (Verwaltungsrat) (Board of Directors)

• Amadeus IT Group, S.A.

Prior Public Company Boards:

• Celesio AG

• Evonik Industries AG

ROBIN HAYES

Age 52
Director since: 2015

Experience:

Current Role:

JetBlue CEO

Prior Business and Other Experience

Mr. Hayes has been JetBlue’s CEO since June 2018. He served as president and Chief Executive Officer from 2015-May 2018. From 2013 to 2015, Mr. Hayes was JetBlue’s President, responsible for the airline’s commercial and operations areas including Airport Operations, Customer Support (Reservations), Flight Operations, Inflight, System Operations, Technical Operations, as well as Communications, Marketing, Network Planning and Sales. He served as JetBlue’s Executive Vice President and Chief Commercial Officer from August 2008 until December 2013. Prior to joining JetBlue, Mr. Hayes was British Airways’ Executive Vice President for The Americas. Over the span of a 19-year career with British Airways, he also served as Area General Manager for Europe, Latin America and the Caribbean.

Other Key Qualifications

As a senior airline executive, Mr. Hayes’ qualifications include over 25 years of aviation experience, knowledge of the competitive landscape, brand enhancement and management.

JetBlue Board Committee:

• Airline Safety

Current Public Company Board:

• JetBlue Airways Corporation

Prior Public Company Board:

• None

ELLEN JEWETT

Age 60
Director since: 2011
INDEPENDENT

Experience:

Current Role:

Managing Partner of Canoe Point Capital, LLC, an investment firm focusing on early stage social ventures.

Prior Business and Other Experience

Ms. Jewett was the Managing Director Head of U.S. Government and Infrastructure for BMO Capital Markets covering airports and infrastructure banking from 2010-2015. Prior to that, Ms. Jewett spent more than 20 years at Goldman, Sachs & Co. specializing in airport infrastructure financing, most recently serving as head of the public sector transportation group, and previously, as head of the airport finance group. Ms. Jewett served as the President of the Board of the Brearley School through June 2018. She is a director for Fundamental Credit Opportunities (FCO) U.S. and Offshore Feeder Funds.

Other Key Qualifications

As a finance professional, Ms. Jewett’s qualifications and experience include domestic and international finance, business and investment experience, talent management and experience in the areas of airports and infrastructure.

JetBlue Board Committees:

• Governance & Nominating, Chair

• Audit

• Finance

Current Public Company Board:

• JetBlue Airways Corporation

• Booz Allen Hamilton

Prior Public Company Board:

• None

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    22

Back to Contents

JOEL PETERSON

Age 71
Director since: 1999
INDEPENDENT

Experience:

Current Role:

Founding partner & chairman, Peterson Partners, a Salt Lake City-based investment management firm with $1 billion under management; faculty member, Graduate School of Business at Stanford University.

Prior Business and Other Experience

Mr. Peterson is the Chairman of the Board of Overseers at the Hoover Institution at Stanford University. Prior to Stanford Business School and founding Peterson Partners, Mr. Peterson was Chief Executive Officer of Trammell Crow Company, then the world’s largest private commercial real estate development firm.

Other Key Qualifications

As a private equity investor and a former Chief Executive Officer and Chief Financial Officer of a commercial real estate company, Mr. Peterson’s qualifications and experience include knowledge of real estate, customer service, talent management and leadership development.

JetBlue Board Committees:

• Board Chair

• Governance & Nominating

Current Public Company Boards:

• JetBlue Airways Corporation

• Franklin Covey

• Packsize

Prior Public Company Boards:

• Ladder Capital Finance

• Bonobos

SARAH ROBB O’HAGAN

Age 46
Director since: 2018
INDEPENDENT

Experience:

Current Role:

Founder and CEO, Extreme Living LLC

Prior Business and Other Experience

As former Chief Executive Officer of the indoor cycling company Flywheel Sports, Ms. Robb O’Hagan led the transformation of the business through digital content and services, including the launch of the Fly Anywhere at-home cycling product. Prior to this role, Ms. Robb O’Hagan became an internationally recognized re-inventor of brands, having served as global president of the global sports nutrition business Gatorade, where she successfully led the business through a major repositioning and business turnaround, and global president of the luxury fitness company Equinox, where she led the upgrading of the offering through a significant technology transformation.

Other Key Qualifications

As a former CEO, entrepreneur and author, Ms. Robb O’Hagan’s qualifications and experience include marketing and brand expertise, digital transformation, lifestyle brands, talent management, technology, risk management oversight and international business and operating company experience.

JetBlue Board Committee:

• Audit

Current Public Company Board:

• JetBlue Airways Corporation

Prior Public Company Board:

• None

FRANK SICA

Age 68
Director since: 1998
INDEPENDENT

Experience:

Current Role:

Partner at Tailwind Capital, a private equity firm.

Prior Business and Other Experience

Prior to Tailwind, Mr. Sica was a Senior Advisor to Soros Private Funds Management. From 2000 to 2003, Mr. Sica was President of Soros Private Funds Management LLC, which oversaw the direct real estate and private equity investment activities of Soros. In 1998, Mr. Sica joined Soros Fund Management, where he was a Managing Director responsible for Soros’ private equity investments. From 1988 to 1998, Mr. Sica was a Managing Director in Morgan Stanley’s Merchant Banking Division. In 1996, Mr. Sica was elevated to Co-CEO of Morgan Stanley’s Merchant Banking Division. From 1974 to 1977, Mr. Sica was an officer in the U.S. Air Force.

Other Key Qualifications

As a private equity investor, Mr. Sica’s qualifications and experience include finance and investment experience, talent management, experience in the areas of real estate, technology, risk management oversight (including commodities risk), general airline industry knowledge and international business and finance experience.

JetBlue Board Committees:

• Board Vice Chair

• Finance, Chair

• Governance & Nominating

Current Public Company Boards:

• JetBlue Airways Corporation

• CSG Systems International, Inc.

• Safe Bulkers, Inc.

• Kohl’s Corporation

Prior Public Company Board:

• None

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    23

Back to Contents

THOMAS WINKELMANN

Age 59
Director since: 2013
INDEPENDENT

Experience:

Current Role:

Executive Chairman of Zeitfracht Group, a logistics company based in Berlin, Germany

Prior Business and Other Experience

Before joining Zeitfracht, Mr. Winkelmann served as CEO of airberlin from February 1, 2017 to December 31, 2018. He previously served as the Chief Executive Officer of Lufthansa German Airlines (Hub Munich) since January 1, 2016 and was a member of the Group Executive Committee of Lufthansa Group. From September 2006 through December 2015, he served as Chief Executive Officer of Germanwings GmbH.

Other Key Qualifications

As a senior airline executive, Mr. Winkelmann’s qualifications and experience include sales, marketing, revenue management, airline operations, knowledge of North America, Latin America and the Caribbean as well as general airline industry knowledge.

JetBlue Board Committees:

• Airline Safety, Chair

• Compensation

• Governance & Nominating

Current Public Company Board:

• JetBlue Airways Corporation

Prior Public Company Board:

• Lufthansa CityLine GmbH Air Dolomiti S.p.A. Linee Aeree Regionali Europee.

The Board of Directors unanimously recommends that Stockholders vote “FOR” each nominee.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    24

Back to Contents

Director Compensation

The Compensation Committee, with input from its independent compensation consultant, periodically reviews and evaluates Director compensation. Our objective is to pay non-employee directors over time at or near the median of the proxy peer group, to award a significant component in equity, and to adjust as needed. Our Board expects to review director compensation periodically, to ensure that the director compensation package remains competitive such that we are able to recruit and retain qualified directors.

COMPENSATION STRUCTURE FOR DIRECTORS FOR 2018
Annual base retainer (all independent directors)	$65,000
Annual equity award(1)	$100,000
Independent Board chair supplemental fee	$50,000
Annual Audit Committee chair supplemental fee	$20,000
Annual Compensation Committee chair supplemental fee	$10,000
Annual G&N Committee chair supplemental fee	$5,000
Annual Airline Safety Committee chair supplemental fee	$5,000
Annual Committee membership fees:
Audit	$15,000
Compensation, G&N, Airline Safety	$10,000
New directors DSU grant(2)	$35,000

(1)	Director stock units vest after one year of service. Settlement is deferred until a director’s separation from the Board.
(2)	New director stock unit grants vest ratably over three years of service. Settlement is deferred until a director’s separation from the Board.

The intended cash-to-equity allocation of this package is 50% to 50%, with the objective of paying annual compensation of approximately $190,000 per Board member to each Board member who is not a committee chair, assuming attendance at all Board meetings and standing committee meetings on which the director serves. As is customary in the airline industry, all members of the Board and their immediate family may travel without charge on our flights.

We reimburse our directors, including our full-time crewmember director, for expenses incurred in attending meetings. We do not provide gross-up payments to members of our Board.

Fiscal Year 2018 Director Compensation

The following table summarizes compensation earned by our non-employee directors for services rendered during the year ended December 31, 2018. The footnotes and narrative discussion following the table describe details of each form of compensation paid to, or earned by, our directors and other material factors relating to director compensation arrangements.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Robin Hayes(3)	—	—	—	—
Ben Baldanza(4)	37,500	34,994		72,494
Peter Boneparth	100,000	99,997	12,593	212,590
Virginia Gambale	100,000	99,997	—	199,997
Stephan Gemkow	75,000	99,997	—	174,997
Ellen Jewett	87,500	99,997	—	187,497
Stanley McChrystal	90,000	99,997	—	189,997
Joel Peterson	128,750	99,997	—	228,747
Sarah Robb O’Hagan(4)	33,333	34,994		68,327
Frank Sica	75,000	99,997	—	174,997
Thomas Winkelmann	83,332	99,997	—	183,329

(1)	Includes 4,796 deferred stock units granted on February 22, 2018 to the then-sitting directors. At December 31, 2018, 62,152 deferred stock units remained outstanding for each of Ms. Gambale, and Messrs. Gemkow, Peterson, and Sica, 55,152 for Mr. Boneparth, 48,502 for Gen. McChrystal, 43,250 for Ms. Jewett and 30,266 for Mr. Winkelmann. Ms. Robb O’Hagan and Mr. Baldanza joined the Board in August 2018, and each received a grant of 2,139 DSUs. The amount represented reflects the grant date fair value of the deferred common stock units based on JetBlue’s stock price on the grant date as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). Please refer to Note 7 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC, for further discussion related to the assumptions used in our valuation. For information on the valuation assumptions with respect to grants made prior to 2018, please refer to the notes to our financial statements in our applicable Annual Report on Form 10-K.
(2)	Consists of the value of flight benefits for the listed directors over $10,000 in value.
(3)	Mr. Hayes was employed by the Company in 2018. He did not receive any additional compensation for his director service to the Company. Mr. Hayes’ compensation is reported in the Summary Compensation Table on page 39 of this proxy statement.
(4)	Each of Mr. Baldanza and Ms. Robb O’Hagan joined the Board of Directors of JetBlue in August 2018.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    25

Back to Contents

Certain Relationships and Related Transactions

We established a written policy that requires approval or ratification by our Audit Committee of any transaction in excess of $120,000, which involves a “Related Person’s” entry into an “Interested Transaction.” As defined in our policy, an Interested Transaction is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) the Company is a participant, and (iii) any Related Person has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A “Related Person” is defined in our policy as any (i) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if he or she does not presently serve in that role) an executive officer, director or nominee for election as a director, (ii) greater than 5% beneficial owner of the Company’s common stock, or (iii) immediate family member of any of the foregoing. “Immediate family member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

Our policy further provides that only disinterested directors are entitled to vote on any Interested Transaction presented for Audit Committee approval.

Joanna Geraghty, the Company’s President and Chief Operating Officer, is married to a partner in the law firm of Holland & Knight LLP (HK). The Company has used multiple lawyers at HK, including on occasion Ms. Geraghty’s husband, to perform various legal services for many years, and which period significantly predates Ms. Geraghty’s joining the Company in February 2005. In 2018, Ms. Geraghty’s spouse did not have a material interest in HK’s relationship with the Company as he was no longer involved in providing or supervising services that HK performs for the Company, he does not receive any direct compensation from the fees the Company pays to HK, and those fees in the last fiscal year were less than .0025 percent of HK’s annual revenues. Under the Company’s related person transactions policy, the Audit Committee of the Company’s Board of Directors reviewed the Company’s relationship with HK. The Company has implemented guidelines that require the Company’s General Counsel to review and pre-approve any future engagement of HK for legal services. The Company elected to voluntarily disclose its relationship with HK in this annual proxy statement.

Transactions with Related Persons since the Beginning of Fiscal Year 2018

The Company and its subsidiaries periodically enter into transactions in the ordinary course of business with other corporations of which the Company’s executive officers or directors or members of their immediate families are directors, executive officers, or stockholders. There are no reportable transactions with related persons for 2018.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    26

Back to Contents
MANAGEMENT PROPOSAL 2	TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

What am I voting on?

•	Stockholders are being asked to approve, on an advisory basis, the compensation of the named executive officers as described in the Compensation Discussion and Analysis beginning on page 28.

Voting recommendation:

•	FOR the resolution to approve compensation of the named executive officers. The Compensation Committee takes very seriously its role in the governance of the Company’s compensation programs and values thoughtful input from stockholders. The Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

The Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers as described in the Compensation Discussion and Analysis beginning on page 28.

In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis and Compensation Tables sections of this proxy statement. Over the last several years, we have made enhancements to our compensation programs to continue to improve the link between compensation and the Company’s business as well as the long-term interests of our stockholders.

For the reasons outlined above and elsewhere in this proxy statement, we believe that our executive compensation program is well designed, appropriately aligns executive pay with Company performance and incentivizes desirable behavior.

The Board recommends that stockholders vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Compensation Tables and the related narrative.”

Because your vote is advisory, it will not be binding upon the Board. However, the Board values stockholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions. The Board has adopted a policy of providing for annual advisory votes from stockholders on executive compensation. The next such vote will occur at the 2020 Annual Meeting of Stockholders.

The Board of Directors unanimously recommends that Stockholders vote “FOR” the advisory vote to approve executive compensation.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    27

Back to Contents

NAMED EXECUTIVE OFFICER COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation discussion and analysis provides information about our fiscal year 2018 compensation program for our fiscal year 2018 named executive officers identified in the Summary Compensation Table as of December 31, 2018. The content of this Compensation discussion and analysis is organized into four sections:

Table of Contents

Compensation Philosophy and Governance	28

Compensation Program Design	32

FY 2018 Compensation Decisions	33

Other Compensation Policies and Information	37

This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plan, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Beginning with the implementation of the long term incentive plan several years ago, our Compensation Committee and Board began to chart a course to transform our executive pay program to include significant performance attributes. They recognized it would be premature to move to business metric-based pay before Mr. Hayes established and the Board concurred with his vision for the Company and the strategy that would embody that vision. In our 2018 investor day, we added an earnings per share goal of $2.50-3.00 by 2020. Once our strategy was set, we began implementing changes to further increase the portion of pay that is performance-based. We established the 2019-2021 long term performance metrics in our pay for performance program to further reflect our commitment to our stockholders. In future proxy statements, we anticipate showing how our programs support our long term performance-based compensation, based on the degree to which we meet our $2.50-3.00 EPS target.

Our multi-year effort to transform our executive pay program is grounded in a compensation philosophy aimed at achieving strong alignment between the Company’s long-term strategic goals and our stockholders’ interests. We anticipate further engagement with our stockholders, seeking their input about features they value as we evolve the program design.

Compensation Philosophy and Governance

Compensation Philosophy & Principles

We strive to apply the following principles for compensating our crewmembers, including our named executive officers:

WHAT We Reward	WHY We Reward
Support our strategy and stay true to our Values	We aim to align compensation programs with business strategies focused on long-term growth and creating value for our stockholders. We motivate crewmembers to overcome challenges and to deliver on commitments, all while living our values of Safety, Caring, Integrity, Passion and Fun.
Attract and retain top talent	We aim to set target compensation to be competitive with the airline industry, given our BlueCity and support center locations, route network, unique market placement, structure and size relative to other airlines.
Pay for performance	We hold our named executive officers accountable for their performance in light of Company goals, industry economics and individual performance.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    28

Back to Contents

Determining Executive Compensation

The Compensation Committee assists the Board with oversight and determination of compensation for the Company’s directors and executive officers. The Compensation Committee oversees the Company’s executive compensation policies and reviews and establishes, subject to approval by our Board, the compensation for our Chief Executive Officer. The Compensation Committee is charged with review of pay levels and policies related to salaries, annual cash incentive awards and grants of equity and non-equity incentive awards and oversight of our equity incentive plans. In determining base salary, annual cash incentive awards, restricted stock units (RSUs) and performance stock units (PSUs) equity awards, the Compensation Committee uses the relevant executive officer’s current level of total compensation as the starting point. The Compensation Committee bases any adjustments to the current pay level on several factors, including the scope and complexity of the functions the executive officer oversees, the contribution of those functions to our overall performance, individual experience and capabilities, individual performance and competitive pay practices. Any variations in compensation among our executive officers reflect differences in these factors.

The Compensation Committee used the following tools in determining named executive officers’ base salary, annual incentive cash targets, and equity awards in 2018:

•	Competitive Peer Group Survey;

•	Management Recommendations; and

•	Annual Performance Reviews.

In early 2018, the Compensation Committee approved target total direct compensation for the 2018 fiscal year, which is comprised of:

In the first quarter of 2019, the Compensation Committee reviewed the Company’s and the named executive officers’ performance for fiscal year 2018. After considering various data and input provided by management, the Compensation Committee determined the Company’s corporate performance factor, annual cash incentive awards and equity awards for the named executive officers.

Compensation Consultant

The Compensation Committee is authorized to retain and terminate compensation consultants, legal counsel or other advisors to the Committee and to approve the engagement of any such consultant, counsel or advisor, to the extent it deems necessary or appropriate after specifically analyzing the independence of any such consultant retained by the Committee. The Chair of the Compensation Committee reports the Committee’s actions and recommendations for the previous quarter to the full Board at the next regularly scheduled Board meeting.

The Compensation Committee engaged the services of Pay Governance as its independent advisor on matters of executive compensation for 2018. The Compensation Committee’s consultant reports directly to the Committee and provides no other services to the Company or any of its affiliates. For 2018, the Compensation Committee assessed the independence of Pay Governance pursuant to the SEC and NASDAQ rules and concluded that no conflict of interests exists that would prevent Pay Governance from independently representing the Compensation Committee.

As discussed below under “Peer Competitive Group Survey—Market Assessment,” Pay Governance provided the Company and the Committee with compensation data regarding the companies in our competitor peer group. Along with the other factors cited above, the Company used this data to develop its recommendations to the Compensation Committee for 2018 compensation levels for executives other than the CEO. The Compensation Committee and Pay Governance recommended CEO compensation changes to the Board. Pay Governance also provided suggestions on the design of the annual cash incentive awards and long-term incentive plans that were used in 2018, and for the long-term performance based incentive program, including the performance measures and weighting, the factors for the Compensation Committee to review when determining whether to adjust the formulaic amount, and the general range of adjustments to apply. All services performed by Pay Governance were under the direction of the Committee.

Performance Based Pay

Our compensation program is designed to reward our named executive officers for the Company’s continued success. Consistent with our compensation philosophy, the Compensation Committee sets the compensation of our executive officers, including our named executive officers, substantially based on achievement of annual financial and operational objectives that we believe further our long-term business goals and the creation of sustainable long-term stockholder value. As noted elsewhere in this proxy statement, our equity compensation program includes a performance-based equity component, which pays out, if at all, upon the completion of three-year performance periods and Committee certification of results. As a result, the majority of our named executive officers’ total compensation is tied to performance and is “at risk.”

Our incentive compensation arrangements are tied to specific performance measures that aim to drive long-term performance and value creation. We have been steadily evolving our program to implement a design that incorporates performance elements directly linked to our mission, strategy and innovation. For fiscal year 2018:

•	70% of the annual target compensation opportunity for our named executive officers was performance-based, on average

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    29

Back to Contents
•	50% of the annual cash incentive was tied to achieving pre-established financial targets

•	49% of the annual target equity opportunity for our named executive officers was delivered in the form of a performance-based stock award with payouts based on achievement against pre-established strategic performance objectives. We review and refine our metrics under our performance stock awards to reflect key strategies that drive long-term growth

•	At least 50% of the annual target compensation opportunity for our named executive officers is equity-based to incentivize a long-term focus and align their interests with those of our stockholders.

Long-Term Focus Through Multi-Year Vesting and Performance Requirements

All of the equity-based elements of our compensation program for our named executive officers either vest over a period of years or include long-term performance measures.

Discouragement of Unnecessary and Excessive Risk-Taking

We strive to meet our business objectives while maintaining executive compensation leading practices that discourage unnecessary and excessive risk taking.

Competitive Peer Group Survey – Market Assessment

The Compensation Committee reviewed a report on the Company’s compensation programs for senior executive officers which incorporated data provided by Pay Governance. Pay Governance collected compensation data from the companies in our competitor peer group as well as similarly-sized general industry companies, using the 2018 Willis Towers Watson U.S. CDB Executive Compensation Survey. Pay Governance used a combination of peer group proxy and general industry survey data to develop the competitive market. The current general industry reference group continues to place greater emphasis on consumer-oriented companies, reflecting the role of customer service in JetBlue’s success.

Our competitor peer group consists of the following U.S. airlines:

Company	FY 2018 Revenue ($) (in millions)	Competing in our Market
American Airlines Group	44,541
Delta Air Lines, Inc.	44,438
United Continental Holdings, Inc.	41,303
Southwest Airlines Co.	21,965
Alaska Air Group, Inc.	8,264
JetBlue Airways Corporation	7,658
Spirit Airlines	3,323
Hawaiian Holdings Inc.	2,837

These companies, like JetBlue, are airlines with significant revenue (over $1 billion) and with significant operations employing a large number of individuals and aircraft in our competing markets. We believe this group provides a reasonable point of comparison to assist in our assessment of our compensation programs.

We recognize that this peer group has limitations from a statistical perspective given the limited number of companies and the wide variation in size. As a result, the Compensation Committee uses the competitive data as a reference point to monitor the compensation practices of these competitors. These data were not the sole determining factor in executive compensation decisions. Instead, as described above, it was one of many factors reviewed by the Compensation Committee as part of their decision-making process. The Compensation Committee also considers our Northeast location, route network, cost structure, and size relative to other airlines. We do not rely on this information to target any specific pay percentile for our executive officers.The data is used primarily to ensure that our executive compensation program as a whole is competitive when the Company achieves targeted performance levels. While we do not target a specific market percentile ranking for the individual compensation elements that comprise total direct compensation, we review each element to ensure it is reasonable relative to our peer group. We aim to position pay to maintain our competitive cost advantage versus our peer group and recognize that some of the peer competitors are significantly larger and more mature than we are and yet we compete for the same talent pool. Consistent with our compensation objectives discussed above, we incorporate flexibility into our compensation programs and in the executive assessment process to respond to, and adjust for, changes in the business and economic environment and individual accomplishments, performance and circumstances.

Based on its overall assessment of market pay levels, the Compensation Committee determined that the competitive positioning of our named executive officers’ total pay has strengthened in recent years, although room to improve remains. The Compensation Committee expects to continue to adjust relevant pay levels on a go forward, measured basis, contingent on corporate and individual performance in future years.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    30

Back to Contents

Competitive Peer Group Survey – Comparative CEO Target Compensation

Mr. Hayes’ target pay positioning is below most U.S. airlines’ CEOs.

The airline CEO survey data, shown below, is from 2018 proxies submitted to the SEC and reflects 2017 target compensation information. Airlines A-G are the airlines identified in our peer group. Mr. Hayes’ target total direct compensation is based on 2018 data.

Base salary below is the annual rate in effect at the end of 2017 for the peer airlines. Special/off-cycle awards (i.e., front-loaded, new hire, etc.) have been annualized over the vesting period.

PEER AIRLINE COMPARISON

Best Practices in Compensation Governance

In addition to the core compensation program, the Company provides or has implemented the following:

WE DO
Emphasize performance-based, at risk pay
Apply rigorous, stockholder - aligned performance objectives for executive cash incentive award payments
Consider risk in our executive compensation program
Compensation Committee engages an independent consultant
Have executive stock ownership guidelines (including 6x base salary for CEO)
Have director stock ownership requirement to hold until retirement
Grant equity awards with vesting schedules over at least 3 years
Maintain an executive compensation clawback policy, which includes recoupment and forfeiture provisions
Use a structured approach to CEO performance evaluation and related compensation decisions
Emphasize a transparent and just culture
Review share utilization annually
Devote significant time to management succession and leadership development efforts
Limited executive perquisites; executive health and welfare benefits same as other salaried employees
Have double-trigger change in control provisions in our equity plan
Have our equity plans administered by an independent committee
WE DO NOT
No tax gross ups for named executive officers only
No stock option awards
No single trigger change in control provisions - the 2011 Incentive Compensation Plan has a double trigger in place for change in control provisions
No executive-only retirement benefits
No evergreen provisions in our compensation plans
No excessive perquisites
No guaranteed bonuses or annual cash incentive awards
No hedging or pledging in JetBlue securities

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    31

Back to Contents

Annual Performance Review

Chief Executive Officer

Our Board evaluates our CEO’s performance and compensation on an annual basis. The CEO recuses himself from Board discussions relating to evaluations of his performance and his compensation package. The Compensation Committee conducts a performance review without the CEO’s participation and provides its recommendations to the full Board. The Board’s evaluation includes both objective and subjective criteria of the CEO’s performance, which include JetBlue’s financial performance, JetBlue’s performance with respect to our long-term strategic objectives and the development of our senior management team. Prior to the Board’s evaluation, the Compensation Committee evaluates the CEO’s compensation. The Compensation Committee uses the competitive market data discussed above to recommend total direct compensation for the CEO.

Other Named Executive Officers

The Compensation Committee, together with our CEO, evaluates the performance of the senior executive officers. The CEO provides a performance assessment and compensation recommendation to the Compensation Committee for the other named executive officers within the overall team performance framework. The performance evaluation is based on factors such as achievement of corporate performance objectives; advancement of strategic initiatives; leadership and talent development; individual business area responsibilities; and performance as an executive team member and overall executive team performance.

The Compensation Committee also reviews total direct compensation data from the competitive data with respect to other senior executive officers. The Compensation Committee makes final determinations regarding other named executive officers’ total compensation.

Compensation Program Design

We believe that a significant amount of our named executive officer compensation should be tied to the Company’s performance and an increasing amount of it should be at risk. Our cash incentive and equity compensation goals (discussed in more detail beginning on page 34) are designed to drive business objectives that we believe further our long-term business goals and the creation of sustainable long-term stockholder value. The mix of compensation elements below is based on how the Compensation Committee views executive pay.

Overall 2018 Compensation Structure

JetBlue’s pay mix targets a higher percentage of equity and performance based compensation

*	Mr. Hnat retired from JetBlue on June 30, 2018. His severance arrangements are reflected in “All Other Compensation.” See Summary Compensation Table, p. 39.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    32

Back to Contents

DESIGN COMPENSATION PLANS WITH PROVISIONS TO MITIGATE UNDUE RISK

•	Our executive compensation performance metrics drive longer term performance

•	Our short term metrics are diverse and include Controllable Costs, Customer Net Promoter Score (Customer NPS), On Time Performance and Pre-tax Margin

•	Our annual and long-term performance awards are based on different metrics, with little or no overlap

•	Our clawback policy serves as a risk mitigator

•	Our incentive compensation payments are capped at a maximum of 200% of target

FY 2018 Compensation Decisions

The following features of our 2018 compensation programs play a key role in further aligning our compensation practices with best practices in compensation governance and with our overall compensation philosophy:

Summary of Fiscal Year 2018 Compensation Program

REWARD ELEMENT	OBJECTIVE	KEY FEATURES	HOW AWARD VALUE IS CALCULATED	2018 DECISIONS
Base Salary	To attract and retain the best talent	Fixed element of compensation paid in cash	Reviewed against individual’s level of skill, experience and responsibilities; compared against a group of comparably sized corporations and industry peers	Changes to base salary to maintain competitiveness
Annual Cash Incentive Awards	To motivate and incentivize performance over a one-year period.	Award value and measures are reviewed annually to ensure they support our strategy. Page 33	Performance is measured against financial and non-financial performance targets. Page 34	Performance resulted in award at 85.1% of target. Page 35
Long-Term Incentive Equity Award RSUs	To incentivize performance and retention over the long-term; aligns Executive’s interests with our long-term interests of stockholders.	Performance is measured annually and equity vests ratably over three years, subject to forfeiture. Page 35	Based on achievement of metric driven operational and strategic goals. Page 35	All NEOs met or exceeded targets. Page 35
Long-Term Incentive Equity Award PSUs	To motivate and incentivize sustained performance over the long-term; aligns interests of our executives with long-term interests of stockholders.	Performance is measured at the end of a three year period. PSUs payout, if at all, in common stock. Page 36	Based on achievement of two relative performance metrics. Page 36	Performance periods in progress. 2016-2018 paid in early 2019; 2015-2017 paid in early 2018. Page 36

We also provide health and welfare benefits, available to our full-time crewmembers, including medical, dental, life insurance and disability programs; a 401(k) plan; and change in control plans. We provide retirement benefits (a 401(k) plan open to all crewmembers) and limited perquisites including space available flight privileges for all crewmembers, and, as is common in the airline industry, positive space flight privileges for executive officers and their immediate family members; possible relocation assistance for supervisor level and above; and a wellness physical for executives designed to further business continuity, available every other year.

Overview

In 2018, we experienced the persistent competitiveness of the airline industry and the impact of the volatility in the price of jet fuel. Even with these headwinds, we generated operating revenue growth of almost 9.2% year-over-year. We remain committed to striving to deliver a safe and reliable JetBlue Experience for our Customers and increasing returns for our stockholders. While we are proud of our overall performance and achievements, we did not meet all of our targets for the year. We are committed to running a safe operation with industry leading customer service, but also recognize the need to incentivize our crewmembers across the operation with realistic and stretch targets that are achievable and advance our strategy.

Our compensation program aims to incentivize performance by rewarding goal achievement across the Company. As structured, the Compensation Committee may, upon consideration of factors in its judgment, adjust the final payout by +/- 35%, with the authority to reduce the payout to 0%. As more fully described below, our 2018 corporate performance factor came in at 85.1% of target, which the Compensation Committee approved. In the same time period, we shared a 2018 profit sharing payout with our eligible crewmembers of approximately $3 million. The year-over-year diminution of our profit sharing payout reflects, in part, higher oil prices.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    33

Back to Contents

Although the Summary Compensation Table includes the PSU award amounts in the Stock Awards column, as required by the applicable rules and regulations, the amounts reflected for the 2017-2019 and 2018-2020 have not yet been paid and are notional at this point. The tables assume performance based on an assessment of performance to date, as required by the SEC’s rules and regulations. The Compensation Committee certified the results of the 2015-2017 performance period and those PSU awards, based on the performance period, reflect actual performance achieved and amounts paid out following the Compensation Committee’s certification of performance results in early 2018. The performance period for 2016-2018 is complete. Those PSU awards were issued, following the Compensation Committee’s certification of performance in March 2019.

In 2018, our management restructured, with Mr. Hayes retaining the Chief Executive Officer title and Ms. Geraghty being appointed President and Chief Operating Officer. Mr. Priest entered his second year as Chief Financial Officer. Mr. Hnat, a long-time executive with JetBlue announced his retirement. Mr. Sundaram, our Executive Vice President, Chief Digital and Technology Officer, became a Named Executive Officer. Compensation structures for our named executive officers were aligned to the new management structure.

Base Salary

The below table sets forth annualized base salaries for 2018 and 2017.

Executive	2018 Salary	2017 Salary
Robin Hayes	$580,000	$565,000
Stephen Priest	$450,000	$400,000
Joanna Geraghty(1)	$490,000	$–
Martin St. George	$425,000	$410,000
Easwaran Sundaram(1)	$435,000	$–
James Hnat(2)	$445,000	$435,000

(1)	Ms. Geraghty and Mr. Sundaram were not named executive officers in 2017. Ms. Geraghty was appointed President and Chief Operating Officer on June 1, 2018.
(2)	Mr. Hnat retired from JetBlue on June 30, 2018.

Annual Cash Incentive Awards

The Company’s annual incentive targets are payable according to the Company’s achievement of its annual performance metrics. Our program has a preliminary threshold of $1 of pre-tax income. Pre-tax income is also the threshold for our front line crewmember payment of profit sharing (which is payable primarily to non-equity eligible crewmembers). Our manager level and above crewmembers, including our named executive officers, will not benefit from annual cash incentive award payments if our front line personnel do not receive Retirement Plus or profit sharing due to our financial results.

Our annual cash incentive awards, which are payable in cash, aim to reward named executive officers and members of leadership throughout the organization to the manager level for attaining annual corporate performance targets.

In addition, the Compensation Committee, for 2018, approved the following target bonus opportunities for our named executive officers:

Executive	Target Incentive Award Opportunity (% of Salary)	Maximum Incentive Award Opportunity (% of Salary)
Robin Hayes	125	250
Stephen Priest	70	140
Joanna Geraghty	75	150
Martin St. George	50	100
Easwaran Sundaram	50	100
James Hnat	50	100

The Compensation Committee may adjust the formulaic funding upwards or downwards by up to 35%, including reduction of payout to 0%, based on qualitative and quantitative factors, including operating and financial performance versus our peer group and the market, variances in fuel costs from the assumptions in the budget, total stockholder return in absolute and versus our peer group, and our long-term strategic plan development and execution.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    34

Back to Contents

The Compensation Committee relied on our performance assessment framework to evaluate our results on each goal and then performed a collective assessment across all goals to determine a corporate performance factor, which was then applied to our annual cash incentive bonus awards. For 2018, the corporate performance factor was determined as follows:

Measure	Weight	Target	Performance Achieved	Payout Achieved as a % of Target	Actual Payout Approved as a % of Target
On Time Performance	30%	75.6%	72.1%
Customer NPS(1)	20%	63.0pts	58.7pts	85.1%	85.1%
Controllable Cost(1)	30%	0%	-(0.2)%
Pre-tax Margin(1)	20%	11.8%	9.4%

(1)	Customer Net Promoter Score, or NPS, is a non-financial measure that assesses brand loyalty based on a customer’s subjective survey responses to a customer experience. NPS is calculated by taking the percent of brand promoters and subtracting the percent of brand detractors, yielding a score between -100 and 100. The NPS achieved in this table represents quarterly NPS figures averaged for the year. Controllable Cost is a financial measure to focus on costs which we can control, unlike fuel, for example, which is subject to external factors. We evaluate Controllable Cost on a year over year percentage change basis in accordance with generally accepted U.S. accounting principles. Pre-Tax margin is a financial measure calculated using generally accepted U.S. accounting principles.

We used the same metrics in 2017 and 2018. Our 2018 goals were set above 2017 performance for three of the four CPF metrics, to account for planned runway construction with an anticipated operational impact, expected fuel price volatility or softness in revenue/pricing and geopolitical events and economic challenges.

A “Met” target assessment would have resulted in a corporate performance factor of 100%, which would have resulted in a payout of the annual cash incentive awards at the target level, as discussed above. After evaluating the Company’s performance, the Compensation Committee approved the 85.1% of target payout percentage.

Long-Term Equity Awards

Equity grants directly align executive officers’ interests with the interests of stockholders by rewarding achievement of long-term performance goals and increases in the value of our share price. Such grants enable us to attract, retain and motivate highly qualified individuals for leadership positions within the Company.

We have historically used RSUs, based on achievement of goals set the previous year, and with a three year service-based vesting period, to retain and motivate our crewmembers, including our named executive officers. We also use a performance-based compensatory element, with PSUs as the relevant vehicle. In 2018, approximately 49% of the total equity award target opportunity for eligible named executive officers was in the form of PSUs that are earned (or forfeited) based on the Company’s achievement of pre-established performance metrics. We believe this program is structured to ensure close alignment of the interests of our senior most officers and stockholders.

Restricted Stock Units (RSUs)

We grant equity in the form of RSUs in connection with our annual performance review, and upon hire or promotion. Our annual equity grants are made following the Compensation Committee meeting during the first quarter of each year and vest in equal annual installments over the next three years. We do not time our equity grants to coincide with the disclosure of non-public material information.

To avoid a situation where the same set of metrics triggered both annual cash incentive awards and equity payouts or paid out neither, we award RSUs that vest over three years to our named executive officers based on the individual’s performance assessed against the executive’s degree of achievement of his or her individual goals, and a subjective assessment of the degree of difficulty of those goals, reflected in the equity grants paid in 2019 based on 2018 performance as shown in the supplemental compensation table.

The actual awards range from a maximum of 200% of such target opportunity to a minimum of 50% of such target opportunity. Performance under the minimum would earn 0%. The ranges were selected based on peer compensation data and in light of the Company’s internal pay equity considerations and its financial performance.

Our named executive officers are evaluated annually on their achievement of individual goals, tailored to that executive’s responsibilities and the workgroups he or she supervises. All of our officers had culture goals, since we believe our strong and unique culture is integral to our success. Our officers also supported shared budget, safety and operational goals. In addition, our CEO had goals around safety, innovation and strategy, improving JetBlue’s financial and operational performance, continuing to innovate in the customer experience, and effectively lead JetBlue. Mr. Priest, Ms. Geraghty, Mr. St. George and Mr. Sundaram and Mr. Hnat had culture goals, shared operational goals, goals supporting aspects of the Company’s overall plan and goals relating specifically to the departments which they lead.

Mr. Hayes reviewed the performance of the senior executive officers, as well as other members of his team. Mr. Hayes, in performing his reviews, also used his judgment in evaluating the degree of difficulty of achieving the individual’s goals. Each of the named executive officers met or exceeded his or her individual performance goals, resulting in the equity awards shown in the applicable tables.

The Compensation Committee, in consultation with the Board reviewed Mr. Hayes’ performance and leadership in 2018 in light of the Company’s overall performance and approved an award of $1,200,000 worth of RSUs to Mr. Hayes.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    35

Back to Contents

Based on the Committee’s, and, in connection with Mr. Hayes, the Board’s assessment of each senior executive officer’s individual performance in 2018, the following RSU awards were made on February 25, 2019:

Name and Title	2018 Target Opportunity for RSUs (Fair Market Value $ on Date of Grant)	2018 RSU Award (Fair Market Value $)
Robin Hayes	800,000	1,200,000
Stephen Priest	325,000	475,000
Joanna Geraghty	475,000	625,000
Martin St. George	325,000	350,000
Easwaran Sundaram	300,000	400,000
James Hnat	300,000	*

*	Mr. Hnat did not receive an RSU award in February 2019.

We believe this approach was consistent with our pay for performance philosophy whereby we link our corporate results and individual goal achievement to each named executive officer’s compensation. These RSUs vest in three equal annual installments on the first, second and third anniversaries of the grant date and are forfeitable if the officer were to leave the Company before the awards are fully vested.

Performance Stock Units (PSUs)

In 2013, the Compensation Committee adopted a long-term performance incentive program. For the performance period 2018-2020, the Company’s long-term incentive metrics included a relative to industry pre-tax margin growth goal, and a relative Return on Invested Capital growth goal (ROIC), each equally weighted. We believe these relative metrics will properly reflect our financial performance versus that of other airlines, with actual payouts based on actual GAAP results for every carrier (inclusive of special items). We continued to use the relative ROIC metric because, due to above-industry capacity growth projections which can be capital intensive, our objective was to improve our results comparable with or better than the industry average. In 2018 we continued to use relative pre-tax margin because, given our initiatives underway, our goal was to grow pre-tax margin more rapidly than the industry. Our 2018 performance stock unit targets are key metrics we use to manage our business. We feel that these targets of improving stockholder value over time. The number of PSUs earned at the end of the three-year performance period will vary based on the actual performance. The value earned will be delivered in common stock following the completion of a three-year performance period subject to our performance against the pre-established corporate goals and certification by the Compensation Committee. Payouts in respect of the 2018 PSU awards may range from 0 to 200% of the target award based on the Company’s performance measured against industry relative pre-tax margin growth and relative ROIC growth.

The 2018 PSU goals, at target, are: CEO $1,350,000, CFO $350,000, President/COO $525,000, and other EVPs $150,000. The PSU maximum is 200% of target and the minimum is 50% of target. If performance were to come in below the minimum award opportunity for the PSU goals, the PSU would pay out at zero.

Actual amounts of 2018- 2020 PSU awards granted in April 2018 are disclosed in the “Summary Compensation Table” and “Grants of Plan-Based Awards” table. The amounts paid out for the 2015-2017 performance period are reported in the “Options Exercised and Stock Vested” table.

Our long-term performance-based incentive plan covers three year forward looking performance periods. For the 2018-2020 performance period, our team is aiming for continued ROIC improvement, mindful that we are a growth airline. We do not disclose a specific ROIC target due to the highly volatile nature of our business. Moreover, the components of ROIC include highly sensitive data, such as projected net income, and we believe that such disclosure would result in serious competitive harm.

For our relative pre-tax margin growth target, we are trying to maintain competitive margin growth positioning. We have not disclosed the relative target because it is competitively sensitive as a forward looking metric. Disclosing our relative target margin figures on a prospective basis would subject us to significant competitive harm. This metric is difficult to achieve as we operate in a highly volatile industry that is very sensitive to global economic forces. Further, our domestic competitors have all lowered their costs through bankruptcy or merger activity. Maintaining management focus, through our long-term incentive program, is important to this goal.

We believe that the targets were designed to be challenging but attainable if we had what we considered to be successful years. We incorporate “confidence factors” into our goal setting. We expect that using such confidence factors will help us set and achieve better goals and avoid negative incentive effects, despite otherwise positive performance. We must meet or exceed the industry average to hit our target.

The number of shares of PSUs for the 2019-2021 performance period will be determined based on the closing price of the Company’s common stock on the grant date, April 12, 2019. The Compensation Committee approves the grant dates in advance.

Vesting of 2016 Long-Term Incentive Program (LTIP) Performance Stock Unit Grants

In March 2016, the Compensation Committee approved grants of performance stock units, subject to a three-year performance period. The 2016-2018 performance cycle completed on December 31, 2018, but vesting remained subject to certification of performance results by the Compensation Committee.

The 2016 performance unit grants had two components. The performance goals were independent of each other and weighted 66.67% for the relative ROIC growth goal and 33.33% for the relative pre-tax margin growth. Depending upon actual Company performance relative to these performance goals, the exact number of shares that could have vested ranged from 0 to 200% of the target award. At the conclusion of the performance period, the Compensation Committee calculated the Company’s performance relative to these goals during the three-year performance period to determine the vesting percentage for the 2016 performance unit grants.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    36

Back to Contents

During the performance period, we achieved a relative ROIC growth of 0.8%, which was above target but below maximum, and resulted in a 91.2% vesting for that metric. We achieved a relative pre-tax margin growth of -1.1%, which was below the minimum threshold, resulting in a 0% vesting for that metric. Based on the Compensation Committee’s calculation of these performance measures, the 2016 PSU grants vested at 91.2%. The following table summarizes the performance results with respect to each of the performance measures applicable to the 2016 LTIP PSU grants.

Performance Measures — 2016-2018	Result	Weight	Vesting
Relative ROIC Growth	136.8%	66.76%	91.2%
Relative Pre-tax Margin Growth	0.0%	33.33%	0%
		TOTAL	91.2%

The following table summarizes the number of shares awarded for the 2016-2018 PSU grants and the number of shares paid out with respect to such grants for our named executive officers, based on the 91.2% vesting percentage, which was approved by the Compensation Committee in March 2019. Since these awards were subject to Compensation Committee certification at December 31, 2018, the awards are reflected as outstanding awards in the “Outstanding Equity Awards at Fiscal Year End” table.

	Vesting of 2016 Performance Unit Grants
Name	Units at Grant Date (#)	Vesting Percentage (%)	Units Upon Vesting (#)
Robin Hayes	65,410	91.2	59,653
Stephen Priest(1)	–	–	–
Joanna Geraghty	7,849	91.2	7,158
Martin St. George	7,849	91.2	7,158
Easwaran Sundaram	7,849	91.2	7,158
James Hnat(2)	7,849	–	–

(1)	Mr. Priest was not an LTIP participant in 2016.
(2)	Mr. Hnat’s 2016-2018 award was subject to forfeiture following his departure from JetBlue.

Other Compensation Policies and Information

Results of the 2018 Advisory Vote on Executive Compensation (“Say-on-Pay”)

At our 2018 annual meeting of stockholders, our stockholders were asked to approve, on an advisory basis, the Company’s fiscal 2017 named executive officers’ compensation (“say-on-pay”). Approximately 97.8% of the aggregate votes cast on the “say-on-pay” proposal at that meeting were voted in favor of the proposal. JetBlue engages with stockholders and other stakeholders to discuss a variety of aspects of our business and welcomes stockholder input and feedback.

The Compensation Committee strives to continue to ensure that the design of the Company’s executive compensation programs is focused on long-term stockholder value creation, emphasizes pay for performance and does not encourage the taking of short-term risks at the expense of long-term results. The Compensation Committee intends to continue to use the “say-on-pay” vote as a guidepost for stockholder sentiment and continues to take into account stockholder feedback in making compensation decisions.

All Other Compensation

Perquisites and Other Personal Benefits

We offer limited perquisites and other personal benefits to our named executive officers. The Compensation Committee believes that these perquisites are reasonable and consistent with prevailing market practice and the Company’s overall compensation program. Perquisites are not a material part of our compensation program. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our named executive officers. See “— Summary Compensation Table — All Other Compensation.”

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    37

Back to Contents

Post-Employment Benefits

To promote retention and recruiting, we also offer limited arrangements that provide certain post-employment benefits in order to alleviate concerns that may arise in the event of a crewmember’s separation from service with us and enable crewmembers to focus on Company duties while employed by us.

•	Severance Benefits. In the event of a change in control, post-employment severance benefits for our named executive officers are provided through our Executive Change in Control Severance Plan (the “Executive Plan”) and our Amended and Restated 2002 Stock Incentive Plan or our Amended and Restated 2011 Incentive Compensation Plan, as applicable. Our Executive Plan is intended to ensure stability within the Company during a period of uncertainty resulting from the possibility of a change in control of the Company by providing incentives for certain designated crewmembers, including our named executive officers, to remain in our employ. See “—Agreements Governing Termination,” “—Agreements Governing a Change in Control” and “—Potential Payments Upon Termination or Change in Control” below. JetBlue’s board of directors adopted a severance plan in 2014. See “Potential Payments Upon Termination or Change in Control” starting on p. 44.

•	Retirement Benefits. Our executive officers may participate in our 401(k) defined contribution retirement plan provided to substantially all other U.S. crewmembers and do not receive special retirement plans or benefits. For our executive officers as well as all other participating crewmembers, we match employee contributions under this plan 100% up to 5% of eligible earnings, subject to all applicable regulatory limits, and the match vests over five years. Our award agreements under the Amended and Restated 2011 Incentive Compensation Plan were amended in 2014 to include retirement provisions for retirement eligible crewmembers, which provide for either accelerated or continued vesting of RSUs and PSUs.

Tax Impacts

Section 162(m) of the Internal Revenue Code (the “Code”) places a $1 million limit on the amount of compensation paid to certain executive officers that a public company can deduct from its federal income tax return in any one year. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements, although this exception is severely limited beginning in 2018, as described below. The material terms of our equity incentive plan were previously approved by our stockholders for purposes of Section 162(m), which allowed us to grant certain annual incentive awards and long-term incentive awards that are designed to meet the definition of performance-based compensation under Section 162(m) of the Code in order to qualify for the performance-based exception to the $1 million deduction limit. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee did not previously limit executive compensation to amounts deductible under Section 162(m) if the Compensation Committee determined that doing so is in the best interests of the Company.

The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modifies Section 162(m) of the Code and, among other things, eliminates the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally be nondeductible, whether or not it is performance-based. In addition, beginning in 2018, the executive officers subject to Section 162(m) (the “Covered Employees”) will include any individual who served as the Chief Executive Officer (“CEO”) or Chief Financial Officer (“CFO”) at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year, regardless of whether the officer is serving at the end of the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) of the Code described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, the Compensation Committee may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. Moreover, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the Company. We will continue to evaluate whether the Tax Cuts and Jobs Act transition relief for performance-based compensation is available in light of recently issued guidance from the Internal Revenue Service and any subsequent guidance that may be issued.

Other provisions of the Code can also affect compensation decisions. Under Sections 280G and 4999 of the Code, a 20% excise tax is imposed upon certain individuals who receive payments upon a change in control if the payments received by them equal or exceed an amount approximating three times their average annual compensation. The excise tax is imposed on all such payments exceeding one time an individual’s average annual compensation. A company will also lose its tax deduction for such “excess parachute payments.” As discussed under “Payments upon a Change in Control-Executive Change in Control Plan,” below, the Executive Plan provides for tax “gross-up” payments to our named executive officers to cover the cost of this excise tax.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018.

The Compensation Committee of JetBlue:

Virginia Gambale (Chair)

Stephan Gemkow

Thomas Winkelmann

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    38

Back to Contents

SUMMARY COMPENSATION TABLE

The following table provides certain information concerning the compensation for services rendered to us during the years ended December 31, 2018, 2017 and 2016 by our named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Robin Hayes	2018	578,750		2,349,973	617,000	39,697	3,585,420
Chief Executive Officer	2017	563,749	94,370	2,449,987	216,430	17,112	3,341,648
	2016	550,000	61,050	2,209,978	323,950	15,923	3,160,901
Stephen Priest	2018	445,833		749,971	268,100	39,656	1,503,560
Executive Vice President and	2017	391,130	43,420	774,963	99,580	16,328	1,325,421
Chief Financial Officer
Joanna Geraghty(5)	2018	470,417		1,124,966	304,100	34,239	1,933,722
President and
Chief Operating Officer
Martin St. George	2018	423,750		449,976	180,900	38,323	1,092,949
Executive Vice President	2017	409,166	34,250	449,979	78,550	17,226	989,171
Commercial and Planning	2016	400,000	22,200	499,983	117,800	15,194	1,055,177
Eashwaran Sundaram(5)	2018	434,166		499,976	185,100	35,925	1,155,167
Executive Vice President
Chief Digital & Technology
Officer
James Hnat	2018	221,666		449,977		887,345	1,558,988
former Executive Vice President	2017	433,750	36,345	549,981	83,355	8,802	1,112,233
and General Counsel	2016	425,000	26,637	449,971	125,163	11,807	1,038,578

(1)	Compensation reported under this column consists of signing bonuses and spot bonuses. Annual performance-based Cash Incentive Awards are reported above under the “Non-Equity Incentive Plan Compensation” column. Amounts reported for fiscal year 2016 and 2017 represent discretionary adjustments of the non-equity incentive plan payouts for each named executive officer in excess of the performance achieved. See “Compensation Discussion and Analysis — Annual Cash Incentive Awards” above.
(2)	Represents (i) the grant date fair value of the RSUs based on JetBlue’s stock price on the grant date and (ii) the grant date fair value of the PSUs subject to performance conditions represented at target level, in each case computed in accordance with FASB ASC Topic 718. The RSUs reported here, granted in 2018, are based on the Company’s performance in 2017. See the Company’s proxy statement for 2018 filed with the Securities and Exchange Commission, at “Compensation Discussion and Analysis – Long-Term Equity Awards – Restricted Stock Units (RSUs),” beginning on p. 35. With respect to the PSU granted in 2018, which will be paid, if at all, based on the Company’s performance in years 2018-2020 and assuming the maximum performance levels were probable on the grant date, the grant date fair values for each of our named executive officers, PSUs awarded in 2018 would be as follows: Mr. Hayes-$2,699,972, Mr. Priest-$699,968, Ms. Geraghty-$1,049,991, Mr. St. George-$299,975, and Mr. Sundaram-$299,975. Please refer to Note 7 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC, for further discussion related to the assumptions used in our valuation as well as the disclosure of the accounting expense recognized. For information on the valuation assumptions with respect to grants made prior to 2018, please refer to the notes to our financial statements in our applicable Annual Report on Form 10-K. See the “Grants of Plan-Based Awards” table below for further information on RSUs and PSUs granted in 2018.
(3)	Represents annual cash incentive bonus earned in 2018, 2017 and 2016, based upon each named executive officer’s achievement of certain specified annual performance targets. The amounts earned in 2018 were paid on February 20, 2019, the amounts earned in 2017 were paid on February 20, 2018, and the amounts earned in 2016 were paid on February 21, 2017. See “Compensation Discussion and Analysis — Annual Cash Incentive Awards” above. Mr. Hnat retired from his EVP General Counsel role on June 30, 2018. He transitioned to a senior advisor role through December 31, 2018.
(4)	Represents Company 401(k) matching contributions under the JetBlue Airways Corporation Retirement Plan in which all of our crewmembers are eligible to participate, as well as life insurance premiums, positive space flights, Lift awards from our internal crewmember recognition program and executive physicals, if any. The 401(k) matching contribution for each of Mr. Hayes, Mr. Priest, Ms. Geraghty, Mr. Sundaram and Mr. St. George was $13,500, and for Mr. Hnat, $9,300. Mr. Hnat received compensation for a senior advisor term from his retirement on July 1 through December 31 and a one-time payment of $500,000. See “Summary of Agreements with Other Named Executive Officers” at p.41.
(5)	As previously announced by the Company, Ms. Geraghty was appointed President and Chief Operating Officer on June 1, 2018. Mr. Hayes remains the Chief Executive Officer. Ms. Geraghty was not a named executive officer prior to such appointment. Mr. Sundaram was not a named executive officer prior to 2018.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    39

Back to Contents

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information, as of December 31, 2018, concerning individual grants of equity and non-equity plan-based awards made to the named executive officers during the fiscal year ended December 31, 2018.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of	Grant Date Fair Value
								Shares of	of Stock
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	and Option
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	Awards ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Robin Hayes	2/22/2018							47,961	999,987
	4/12/2018				34,527	69,053	138,106		1,349,986
		362,500	725,000	1,450,000
Stephen Priest	2/22/2018							19,184	399,986
	4/12/2018				8,951	17,902	35,804		349,985
		157,500	315,000	630,000
Joanna Geraghty	2/22/2018							23,980	499,983
	4/12/2018				13,427	26,854	53,708		524,996
	8/24/2018							5,367	99,987
		178,646	357,292	714,584
Martin St. George	2/22/2018							14,388	299,989
	4/12/2018				3,836	7,672	15,344		149,987
		106,250	212,250	425,000
Easwaran Sundaram	2/22/2018							16,786	349,988
	4/12/2018				3,836	7,672	15,344		149,988
		108,750	217,500	435,000
James Hnat	2/22/2018							14,388	299,989
	4/12/2018				3,836	7,672	15,344		149,988
		111,250	222,500	445,000

(1)	Represents the annual cash incentive awards. The Threshold column reflects the minimum annual cash incentive award that would have been granted had we achieved minimum performance targets for 2018. The Target column reflects the award granted if we were to achieve all of our 2018 performance targets. See “Compensation Discussion and Analysis — Annual Cash Incentive Awards” above. The Maximum column reflects awards that would have been payable for our 2018 performance had we exceeded all of our performance targets for the year. The payouts are based on performance goals established at the beginning of the year and are therefore completely at risk. The performance goals for determining the payout are described in “Compensation Discussion and Analysis — Annual Cash Incentive Awards” above. Actual payouts are reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”
(2)	Represents PSUs granted under our Amended and Restated 2011 Incentive Compensation Plan in 2018, which will be paid, if at all, based on the Company’s performance in years 2018-2020. The Threshold column reflects the minimum equity award units based on achieving the minimum level of performance in each of the performance metrics described in the relevant PSU Award agreement. The Target column reflects the target equity award units if we were to achieve target level performance. The Maximum column reflects the maximum award units if we were to achieve the maximum level of each of the performance metrics as described further in footnote (4).
(3)	Represents RSUs granted under our Amended and Restated 2011 Incentive Compensation Plan. Subject to the named executive officers’ continued employment, these equity awards vest in a series of three equal annual installments commencing on the first anniversary of the grant date, subject to immediate vesting upon termination following change in control events.
(4)	Represents total grant date fair value of RSUs and PSUs as determined in accordance with FASB ASC Topic 718. Please refer to Note 7 of our consolidated financial statements in our 2018 Annual Report on Form 10-K for further discussion related to the assumptions used in our valuations of RSUs and PSUs.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    40

Back to Contents

Summary of Employment Agreement with Mr. Hayes

On February 12, 2015, the Company and Mr. Hayes executed an employment agreement for Mr. Hayes as Chief Executive Officer and President of the Company. The agreement commenced on February 16, 2015, when Mr. Hayes became the Company’s CEO and President. The term is a three-year term, with a renewal option for a second three year-term, at the discretion of the Board. The agreement provides that Mr. Hayes will be paid an annual salary at the rate of $550,000, an annual cash incentive awards as provided by the Company to its senior executives, then at a target of 100% of the base salary, both salary and bonus subject to the review and approval of the Board of Directors in its discretion. The agreement also provides that Mr. Hayes will also be eligible to receive an annual award of RSUs and an annual award of PSUs, both pursuant to the Company’s Amended and Restated 2011 Incentive Compensation Plan and related award agreements. The agreement provides for health, welfare and flight benefits as provided to other senior executive officers of the Company. The agreement provides for termination for cause, and for severance should Mr. Hayes be terminated during the term without cause. The agreement provides for customary confidentiality, non-competition, non-solicitation and non-disparagement provisions. The agreement is terminable by Mr. Hayes or by the Company, in each case as more fully described below under “Potential Payments upon Termination or Change In Control.” See “— Agreements Governing Termination.” In February 2017, the Board and Mr. Hayes agreed to extend his employment agreement through July 31, 2021, and increased Mr. Hayes’ annual base salary from $550,000 to $565,000. In 2018, Mr. Hayes’ annual base salary increased to $580,000, with an annual cash incentive target at 125% of base salary.

Summary of Agreements with Other Named Executive Officers

In 2018, none of Mr. Priest, Ms. Geraghty, Mr. St. George or Mr. Sundaram had employment agreements with the Company.

Mr. Hnat retired from JetBlue effective June 30, 2018. JetBlue and Mr. Hnat entered into an agreement under which Mr. Hnat acted as a senior advisor through December 31, 2018. He was paid $365,000 in salary for the senior advisor term, with a lump sum payment of $500,000 on July 1, 2018. Mr. Hnat will receive benefits under the JetBlue Airways severance plan, including salary continuation for 24 months and a pro-rated annual average bonus of $134,250. During the term, Mr. Hnat’s equity awards continued to vest in accordance with their terms and conditions and Mr. Hnat continued to receive all Company health and welfare benefits provided to crewmembers. Subject to the terms and conditions of the Company’s pass travel programs as may be amended from time to time, he received flight benefits on JetBlue.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    41

Back to Contents

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning all outstanding equity awards for each named executive officer at December 31, 2018.

		Stock Awards
		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Grant Date	(#)	($)	(#)	($)
(a)	(1)	(g)	(h)(2)	(i)(3)	(j)
Robin Hayes	2/24/2016	13,693	219,910	—	—
	4/12/2016	—	—	65,410	1,050,485
	2/24/2017	40,879	656,517	—	—
	4/12/2017			58,962	946,930
	2/22/2018	47,961	770,254
	4/12/2018			69,053	1,108,991
Stephen Priest	2/24/2016	1,426	22,902	—	—
	2/24/2017	8,516	136,767	—	—
	4/12/2017	7,076	113,641	14,150	227,249
	2/22/2018	19,184	308,095		—
	4/12/2018			17,902	287,506
Joanna Geraghty	2/24/2016	6,775	108,807		—
	4/12/2016			7,849	126,055
	2/24/2017	17,033	273,550		—
	4/12/2017			10,613	170,445
	2/22/2018	23,980	385,119		—
	4/12/2018			26,854	431,275
	8/24/2018	5,367	86,194		—
Martin St. George	2/24/2016	4,992	80,172		—
	4/12/2016			7,849	126,055
	2/24/2017	10,220	164,133		—
	4/12/2017			7,075	113,625
	2/22/2018	14,388	231,071		—
	4/12/2018			7,672	123,212
Easwaran	2/24/2016	5,705	91,622		—
Sundaram	4/12/2016			7,849	126,055
	2/24/2017	13,626	218,834		—
	4/12/2017			7,075	113,625
	2/22/2018	16,786	269,583		—
	4/12/2018			7,672	123,212
James Hnat	2/24/2016	4,279	68,721
	2/24/2017	6,813	109,417
	2/22/2018	4,796	77,024

(1)	Please refer to the table below for the applicable vesting schedules of outstanding RSU and PSU awards.

Grant Date	Vesting Schedule
2/24/2016	One-third in three equal annual installments beginning on February 24, 2017
4/12/2016	3 year cliff vesting beginning on April 12, 2016 and subject to meeting certain performance goals for fiscal years 2016, 2017 & 2018, payable in 2019
2/24/2017	One-third in three equal annual installments beginning on February 24, 2018
4/12/2017	One-third in three equal annual installments beginning on April 12, 2018
4/12/2017	3 year cliff vesting beginning on April 12, 2017 and subject to meeting certain performance goals for fiscal years 2017, 2018, 2019, payable in 2020
2/22/2018	One-third in three equal annual installments beginning on February 22, 2019
4/12/2018	3 year cliff vesting beginning on April 12, 2018 and subject to meeting certain performance goals for fiscal years 2018, 2019 & 2020, payable in 2021
8/24/2018	One-third in three equal annual installments beginning on August 24, 2019

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    42

Back to Contents
(2)	The amount listed in this column represents the product of the closing market price of the Company’s stock as of December 31, 2018 ($16.06) multiplied by the number of shares of stock subject to the award.
(3)	The number of shares reported for the 2016 PSU awards under our Equity Incentive Plan (and the payout value) is based on achieving the target (100%) performance. At year-end 2018, our measurement of both metrics for the 2016–2018 performance period had us tracking toward 91.2% of target. The actual number of shares earned was based on achievement of performance metrics (Relative ROIC Growth and Relative ex-fuel CASM) at the end of the applicable performance period, December 31, 2018 and are payable in common stock, in a range of 0% to 200% following certification of performance results by our Board of Directors. See “Performance Stock Units (PSUs) — “Vesting of 2016 Long-Term Incentive Program Performance Unit Grants” at p. 36. The number of shares reported for the 2017 PSU awards under our Equity Incentive Plan (and the payout value) is based on achieving the target (100%) performance. At year-end 2018, our measurement of both metrics for the 2017-2019 performance period has us tracking towards 82% (below target). The actual number of shares earned (if any) will be based on achievement of performance metrics (Relative ROIC Growth and Relative Pre-Tax Margin Growth) at the end of the applicable performance period, December 31, 2019 and are payable in common stock, in a range of 0% to 200% once certified by our Board of Directors. The number of shares reported for the 2018 PSU awards under our Equity Incentive Plan (and the payout value) is based on achieving the target (100%) performance.
At year-end 2018, our measurement of both metrics for the 2018-2020 performance period has us tracking towards 83% (below target). The actual number of shares earned (if any) will be based on achievement of performance metrics (Relative ROIC Growth and Relative Pre-Tax Margin Growth) at the end of the applicable performance period, December 31, 2020 and are payable in common stock, in a range of 0% to 200% once certified by our Board of Directors.

OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning option exercises and vesting of performance stock unit awards and restricted stock unit awards during 2018 for each named executive officer:

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robin Hayes	99,796	2,037,949
Stephen Priest	10,934	218,356
Joanna Geraghty	34,242	704,181
Martin St. George	25,147	515,564
Easwaran Sundaram	31,469	645,060
James Hnat	26,577	545,477

(1)	Shares vested consist of (i) vested RSUs and (ii) PSUs for the 2015-2017 performance period that vested following the Compensation Committee’s certification of performance results in March 2018, at a performance level of 110%. We determined the value realized for the vesting of these shares using the fair market value of our common stock on the vesting date.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    43

Back to Contents

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each of our named executive officers may receive various payments if his or her employment is terminated, depending on the grounds for the termination. Employment may be terminated in various ways, including the following:

•	Voluntary termination of employment by the named executive officer (with or without “good reason”);
•	Termination of employment by the Company (with or without “cause”);
•	Termination in the event of the disability or death of the named executive officer; and
•	Termination following a change in control of the Company.

In the table beginning on page 47, we provide estimates of the payments that our named executive officers would have received had their employment been terminated as of December 31, 2018.

Potential payments made to Mr. Hayes upon the termination of his employment or upon a change in control are governed by the terms of his employment agreement with the Company and the benefit plans in which he participates. The Company has a severance plan that would govern the termination of our executives. Mr. Hnat’s column reflects his actual payment upon his departure from JetBlue. As of December 31, 2018, none of Mr. Priest, Ms. Geraghty, Mr. St. George, and Mr. Sundaram had employment agreements with the Company.

Agreements Governing Termination

Potential Payments to Mr. Hayes upon Termination

We have an employment agreement, as amended, with Mr. Hayes, our President and Chief Executive Officer, until July 31, 2021. Under Mr. Hayes’s employment agreement, the agreement provides that, if Mr. Hayes were terminated without Cause, he would be paid as if eligible for severance under the Severance Plan (as defined below). Under Mr. Hayes’ employment agreement, if the Company were to terminate Mr. Hayes’ employment for Cause (as defined in the Severance Plan), or if Mr. Hayes were to resign from the Company, Mr. Hayes would only be entitled to payment of unpaid base salary through and including the date of termination or resignation and any other amounts or benefits required to be paid or provided by law or under any plan, program, policy or practice of the Company. If, after termination of his employment without Cause, Mr. Hayes were to breach any of the confidentiality, non-competition, non-solicitation or return of proprietary materials provisions contained in the agreement, he would forfeit, as of the date of such breach, all of the payments and benefits described in this paragraph. If Mr. Hayes’ employment were terminated by reason of his death or Disability (as defined below), the Company would pay Mr. Hayes (or his estate, as applicable), his base salary through and including the date of termination and any other accrued compensation and benefits. For purposes of the employment agreement, “Cause” means a conviction of or a plea of no contest to any felony or a crime involving moral turpitude or dishonesty; fraud or breach of Company policies that materially adversely affects JetBlue; intentional damage to JetBlue property or business; gross insubordination or incompetence; habitual neglect of his duties with JetBlue; or conduct that demonstrates gross unfitness to serve, including alcoholism or substance abuse. “Disability” means that Mr. Hayes is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

Potential Payments to Other Named Executive Officers

As of December 31, 2018, we had no contractual obligations to make severance payments to any of our named executive officers other than Mr. Hayes (except as provided in the severance plan described below).

For details of the payments made to Mr. Hnat, see “Summary of Agreements with Other Named Executive Officers” at page 41.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    44

Back to Contents

Severance Plan Summary

On May 22, 2014, upon recommendation of the Compensation Committee, the Board of Directors approved and adopted the JetBlue Airways Corporation Severance Plan (the “Severance Plan”). The Severance Plan provides that upon occurrence of a Severance Event, as defined in the Severance Plan, a crewmember who meets the plan conditions for eligibility (a “Participant”) will be paid cash severance, pursuant to a formula based on job level at the Termination Date, as defined in the Severance Plan, and years of service. The Severance Plan also provides for payment of pro-rated average annual bonus, and either forfeiture, continued vesting or acceleration of various outstanding equity awards (depending on award type and conditions upon grant). Participants may receive medical and/or dental benefits, COBRA payments, and career transition consulting services. If a crewmember is terminated for Cause, no severance benefits are payable. The Severance Plan defines “Cause” as a Participant’s (a) conviction of, or plea of no contest to, a felony or other crime involving moral turpitude or dishonesty; (b) participation in a fraud or willful act of dishonesty against the Company or a subsidiary of the Company that adversely affects the Company or any such subsidiary in a material way; (c) willful breach of the Company’s policies that affects the Company in a material way; (d) causing intentional damage to the Company’s property or business; (e) conduct that constitutes gross insubordination; or (f) habitual neglect of his or her duties with the Company or a subsidiary of the Company. The determination of whether a Termination of Employment is for Cause will be made by the Plan Administrator, as defined in the Severance Plan, in its sole and absolute discretion, and such determination shall be conclusive and binding on the affected Participant.

Arrangements Governing a Change in Control

Executive Change in Control Plan

On June 28, 2007, upon recommendation of the Compensation Committee, the Board approved and adopted the JetBlue Airways Corporation Executive Change in Control Severance Plan (the “Executive Plan”). A “change in control,” as defined in the Executive Plan, means: (i) a reorganization, merger, consolidation or other corporate transaction involving JetBlue, such that the stockholders of the Company immediately prior to such transaction do not, immediately after such transaction, own more than 50% of the combined voting power of the Company in substantially the same proportions as their ownership, immediately prior to such business combination, of the voting securities of the Company; or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets, or the consummation of a plan of complete liquidation or dissolution of the Company. The Executive Plan provides severance and welfare benefits to eligible employees who are involuntarily terminated from employment without cause or when they resign during the two-year period following a change in control for “Good Reason” (a “Qualifying Termination Event”). “Good Reason” means the termination of employment by an eligible employee because of any of the following events: (1) a 10% reduction by the Company (other than in connection with a Company-wide, across-the-board reduction), in (x) his or her annual base pay or bonus opportunity as in effect immediately prior to the change in control date or (y) his or her bonus opportunity or 12 times his or her average monthly salary, or as same may be increased from time to time thereafter; (2) a material reduction in the duties or responsibilities of the eligible employee from those in effect prior to the change in control; or (3) the Company requiring the eligible employee to relocate from the office of the Company where an eligible employee is principally employed immediately prior to the change in control date to a location that is more than 50 miles from such office of the Company (except for required travel on the Company’s business to an extent substantially consistent with such eligible employee’s customary business travel obligations in the ordinary course of business prior to the change in control date). For purposes of the Executive Plan, “cause” means a conviction of or a plea of no contest to any felony or a crime involving moral turpitude or dishonesty; fraud or breach of Company policies which materially adversely affects the Company; intentional damage to the Company’s property or business; habitual conduct that constitutes gross insubordination; or habitual neglect of his or her duties with the Company.

A named executive officer who incurs a Qualifying Termination Event will be entitled to receive two years of salary and two times his or her target bonus for the year in which termination occurs. In addition, each employee covered by the Executive Plan will be entitled to: (i) payment of his or her accrued but unused paid time off as of the date of termination; (ii) a pro rata portion of his or her annual bonus for the year in which termination occurs; and (iii) payment for certain unreimbursed relocation expenses incurred by him or her (if any). Each employee covered by the Executive Plan who incurs a Qualifying Termination Event will also be entitled to receive reimbursement for all costs incurred in procuring health and dental care coverage for such employee and his or her eligible dependents under COBRA. Such reimbursements will be made for 18 months for our named executive officers. During the reimbursement period, if an eligible employee becomes covered under group health and dental care plans providing substantially comparable benefits to those provided to similarly situated active employees of the Company, then the Company’s COBRA reimbursement payments will be eliminated. In addition, named executive officers are eligible for flight benefits for two years following a Qualifying Termination Event.

With respect to named executive officers, the Executive Plan also contains an excise tax gross-up provision whereby if such employees incur any excise tax by reason of his or her receipt of any payment that constitutes an excess parachute payment, as defined in Section 280G of the Code, the employee will be entitled to a gross-up payment in an amount that would place him or her in the same after-tax position he or she would have been in had no excise tax applied.

The Executive Plan may be amended or terminated by the Company at any time prior to a change in control. In addition, under the terms of the Executive Plan, the Board is required to reconsider the terms of the plan within the 90-day period immediately prior to the third anniversary of its adoption in light of then-current market practices. Such reconsideration took place in September 2010 and the Board made no changes to the Executive Plan in light of the then ongoing industry changes.

Potential payments upon a change in control under the Executive Plan are estimated in the table below captioned “Potential Payments Upon Termination.”

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    45

Back to Contents

Potential Payments in Connection with our Amended and Restated 2002 Stock Incentive Plan

In addition to the above, our Amended and Restated 2002 Stock Incentive Plan provides for immediate vesting of various equity grants in the event of a change in control. The phrase “change in control,” as used in the plan, means any of the following: a change in ownership or control of the Company effected through a merger, consolidation or other reorganization approved by our stockholders (unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned our outstanding voting securities immediately prior to such transaction); the sale, transfer or other disposition of all or substantially all of our assets in a liquidation or dissolution; or the acquisition, directly or indirectly by any person or group of persons unaffiliated with us, of beneficial ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made to our stockholders.

Potential payments upon a change in control under the Amended and Restated 2002 Stock Incentive Plan are provided in the table below captioned “Potential Payments Upon Termination.”

Potential Payments in Connection with our Amended and Restated 2011 Incentive Compensation Plan

Under the Amended and Restated 2011 Incentive Compensation Plan, a change in control of the Company will have no effect on outstanding awards under the plan that the Board of Directors or the Compensation Committee determines will be honored or assumed or replaced with new rights by a new employer (referred to as an alternative award), so long as the alternative award (i) is based on securities that are, or within 60 days after the change in control will be, traded on an established United States securities market; (ii) provides the holder with rights and entitlements (such as vesting and timing or methods of payment) that are at least substantially equivalent to the rights, terms and conditions of the outstanding award; (iii) has an economic value that is substantially equivalent to that of the outstanding award; (iv) provides that if the holder’s employment with the new employer terminates under any circumstances, other than due to termination for cause or resignation without good reason, within 18 months following the change in control (or prior to a change in control, but following the date on which we agree in principle to enter into that change in control transaction), (1) any conditions on the holder’s rights under, or any restrictions on transfer or exercisability applicable to, the alternative award will be waived or will lapse in full, and the alternative award will become fully vested and exercisable, and (2) the alternative award may be exercised until the later of (a) the last date on which the outstanding award would otherwise have been exercisable, and (b) the earlier of the third anniversary of the change in control and expiration of the term of the outstanding award; and (v) will not subject the holder to additional taxes or interest under section 409A of the Code.

If the Board of Directors or the Compensation Committee does not make this determination with respect to any outstanding awards, then (i) the awards will fully vest and become non-forfeitable and exercisable immediately prior to the change in control; or (ii) the Board of Directors or the Compensation Committee will provide that in connection with the change in control (1) each outstanding option and SAR will be cancelled in exchange for an amount equal to the fair market value of our common stock on the change in control date, reduced by the option exercise price or grant price of the option or SAR, (2) each outstanding share of restricted stock, restricted stock unit and any other award denominated in shares will be cancelled in exchange for an amount equal to the number of shares covered by the award multiplied by the price per share offered for our common stock in the change in control transaction, or, in some cases, the highest fair market value of the common stock during the 30 trading days preceding the change in control date, (3) any outstanding award not denominated in shares, including any award the payment of which was deferred, will be cancelled in exchange for the full amount of the award; (4) the target performance goals applicable to any outstanding awards will be deemed to be fully attained, unless actual performance exceeds the target, in which case actual performance will be used, for the entire performance period then outstanding; and (5) the Board of Directors or the Compensation Committee may otherwise adjust or settle outstanding awards as it deems appropriate, consistent with the plan’s purposes.

The phrase “change in control,” as used in the plan, means, very generally, any of the following: (a) the acquisition by certain persons of voting securities representing 30% or more of our common stock or of the combined voting power of all of our voting securities, (b) certain changes in the majority of the members of our Board of Directors, (c) certain corporate transactions, such as a merger, reorganization, consolidation or sale of substantially all of our assets, that result in certain changes to the composition of our stockholders, or (d) a complete liquidation or dissolution of JetBlue.

Potential payments upon a change in control under the 2011 Incentive Compensation Plan are provided in the table below captioned “Potential Payments Upon Termination.”

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    46

Back to Contents

Potential Payments Upon Termination

The table below sets forth potential benefits that each named executive officer would be entitled to receive upon termination of employment under the various circumstances outlined above. Other than for Mr. Hnat, who ceased serving as a named executive officer in July, 2018, the amounts shown in the table are the amounts that would have been payable under existing plans and arrangements if the named executive officer’s employment had terminated on December 31, 2018. For Mr. Hnat, actual amounts paid to him in connection with his separation are described below in the narrative immediately following this table. Potential payments to each of Ms. Geraghty, Messrs. Priest, St. George and Sundaram upon the termination of their employment or upon a change in control are governed by the terms of the benefit plans in which they participate, including the Executive Change in Control Plan, the 2002 Stock Incentive Plan and 2011 Incentive Compensation Plan. None of Ms. Geraghty, Messrs. Priest, St. George and Sundaram have an employment agreement with the Company. Values for restricted stock unit grants are based on our common stock closing price of $16.06 on the NASDAQ Global Select Market on December 31, 2018. The table below does not include amounts to which the named executive officers would be entitled that are already described in the other compensation tables appearing earlier in this proxy statement, including the value of equity awards that have already vested. The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s termination or a change in control and accordingly, may differ from the estimated amounts set forth in the table below.

POTENTIAL POST-EMPLOYMENT COMPENSATION

	Multiple of Base Salary and Target Bonus ($)(1)	Pro-Rata Annual Cash Incentive Award(2)	Continued or Accelerated Vesting of RSUs ($)	Continued or Accelerated Vesting of PSUs ($)	All Other Compensation ($)	Estimated Tax Gross-Up ($)(3)	Total ($)
Robin Hayes
Termination by the Company without “cause” or by the Crewmember for good reason under Severance Plan(4)	1,160,000	463,900	804,911	—	233,835		2,662,646
Termination for reasons of Death or Disability(5)		617,000	686,501	2,047,666			3,351,167
Termination for reasons of Retirement(6)
Qualifying Termination after Change of Control (double trigger)(7)	2,610,000	617,000	1,646,680	3,106,406	84,828		8,064,914
Stephen Priest
Termination by the Company without “cause” or by the Crewmember for good reason under Severance Plan(4)	450,000	205,550	307,613	—	93,307		1,056,470
Termination for reasons of Death or Disability(5)			206,628	246,617	—		453,245
Termination for reasons of Retirement(6)					—
Qualifying Termination after Change of Control (double trigger)(7)	1,530,000	268,100	581,404	514,758	84,828	1,133,175	4,112,265
Joanna Geraghty
Termination by the Company without “cause” or by the Crewmember for good reason under Severance Plan(4)	980,000	223,850	431,404	—	232,231		1,867,485
Termination for reasons of Death or Disability(5)			329,214	382,517			711,731
Termination for reasons of Retirement(6)
Qualifying Termination after Change of Control (double trigger)(7)	1,694,584	304,100	853,669	727,775	82,423		3,662,551
Martin St. George
Termination by the Company without “cause” or by the Crewmember for good reason under Severance Plan(4)	850,000	146,850	239,262	—	233,835		1,469,947
Termination for reasons of Death or Disability(5)			204,074	242,410			446,484
Termination for reasons of Retirement(6)
Qualifying Termination after Change of Control (double trigger)(7)	1,275,000	180,900	475,376	362,892	84,828		2,378,996

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    47

Back to Contents

POTENTIAL POST-EMPLOYMENT COMPENSATION

	Multiple of Base Salary and Target Bonus ($)(1)	Pro-Rata Annual Cash Incentive Award(2)	Continued or Accelerated Vesting of RSUs ($)	Continued or Accelerated Vesting of PSUs ($)	All Other Compensation ($)	Estimated Tax Gross-Up ($)(3)	Total ($)
Easwaran Sundaram
Termination by the Company without “cause” or by the Crewmember for good reason under Severance Plan(4)	652,500	151,000	290,895	—	232,231		1,326,626
Termination for reasons of Death or Disability(5)			248,079	242,410			490,488
Termination for reasons of Retirement(6)
Qualifying Termination after Change of Control (double trigger)(7)	1,305,000	185,100	580,039	362,892	82,423		2,515,454

(1)	As of December 31, 2018, we had no contractual obligations to make any severance payments to our named executive officers, other than Mr. Hayes, under the terms of his employment agreement. Should any of the named executive officers be terminated without Cause or Good Reason, under our Severance Plan, and based on titles and years of service, the named executive officers would be entitled to the following salary continuation amounts: Messrs. Hayes, St. George, and Ms. Geraghty two (2) years; Mr. Sundaram eighteen (18) months; and Mr. Priest, one (1) year. Mr. Hayes’ written employment agreement provides that, if terminated by the Company, he would receive compensation as provided for in the Severance Plan.
(2)	As the assumed termination date for this table is December 31, 2018, the amounts listed do not reflect pro-ration. The Severance Plan provides for payment of an average annual cash incentive award equal to the average of the last two annual bonuses. If termination were to occur for reasons of death or disability, the payment represents target annual bonus for the year in which termination occurs for Mr. Hayes only, as outlined in his employment agreement. Under a change in control scenario, the payment represents a target annual cash incentive award for the year in which termination occurs, which is payable under the Executive Plan.
(3)	Under Sections 280G and 4999 of the Code, a 20% excise tax is imposed upon individuals who receive payments upon a change in control to the extent payments received by the individuals exceed an amount approximating three times their average annual compensation, as discussed above under “Compensation Discussion and Analysis - Tax and Accounting Impact.” As discussed above under “Potential Payments upon Termination or Change In Control - Arrangements Governing a change in Control - Executive change of Control Plan” under our Executive Plan, we provide for tax “gross-up” payments to cover the cost of this excise tax.
(4)	As the assumed termination date for this table is December 31, 2018, the amounts listed do not reflect pro-ration. Under the terms of the Severance Plan, based on titles and years of service, the named executive officers would be entitled to the following salary continuation amounts: Messrs. Hayes, St. George, and Ms. Geraghty two (2) years; Mr. Sundaram eighteen (18) months; and Mr. Priest, one (1) year and a bonus equal to the average of the last two annual bonuses pro-rated by the number of months completed in the calendar year of termination. Based on the RSU Agreement for terminations, each named executive officer would be entitled to the continued vesting of RSUs following the date of termination: 50,119 RSUs for Mr. Hayes, 19,154 RSUs for Mr. Priest, 26,862 for Ms. Geraghty, 14,898 RSUs for Mr. St. George, and 18,113 for Mr. Sundaram, all valued for the purpose of this table at the closing stock price on the last fiscal day of 2018 under the 2011 Incentive Compensation Plan. All other compensation assumes (i) $40,000 in outplacement services; (ii) $175,660 assumed value of lifetime flights for: Messrs Hayes, St. George, Sundaram, and Ms. Geraghty, and $35,142 for Mr. Priest, (iii) COBRA coverage in the amount of $22,222 for Mr. St.George, $18,174 for Messrs. Hayes, Priest, $16,571 for Mr. Sundaram and Ms. Geraghty.
(5)	Assumes pro-rated vesting in the event of a termination due to death or disability with a termination date of December 31, 2018. Mr. Hayes would already have been paid his full annual salary; however, he would be entitled to any other accrued compensation which would be his annual bonus related to performance year 2018. Pursuant to the respective RSU and PSU Award Agreement death or disability provisions, each of Messrs. Hayes, Hnat, Priest, St. George, Sundaram and Ms., Geraghty, would receive pro-rated vesting of equity based on the Company’s performance metrics achieved through December 31, 2018: 42,746 RSUs and 127,501 PSUs for Mr. Hayes, 12,866 RSUs and 15,356 PSUs for Mr. Priest, 20,499 RSUs and 23,818 PSUs for Ms. Geraghty, 12,707 RSUs and 15,094 PSUs for Mr. St. George, and 15,447 RSUs and 15,094 PSUs for Mr. Sundaram valued using the closing stock price on the last fiscal day of 2018 under the 2011 Incentive Compensation Plan.
(6)	Assumes continued vesting in the event of a termination due to retirement with a termination date of December 31, 2018. There are no Named Executive Officers who are retirement eligible as of December 31, 2018.
(7)	Potential payments to each of Messrs. Hayes, Priest, St. George, Sundaram and Ms. Geraghty, upon a qualifying termination of their employment after a change in control are governed by the terms of the benefit plans in which they participate, including the Executive Change in Control Plan and 2011 Incentive Compensation Plan. None of Messrs. Priest, St. George, Sundaram or Ms. Geraghty, have employment agreements with the Company. This table assumes accelerated vesting of all outstanding equity at the closing stock price on the last fiscal day of 2018: 102,533 RSUs and 193,425 PSUs for Mr. Hayes; 36,202 RSUs and 32,052 PSUs for Mr. Priest; 53,155 RSUs and 45,316 PSUs for Ms. Geraghty; 29,600 RSUs and 22,596 PSUs for Mr. St. George; and 36,117 RSUs and 22,596 PSUs for Mr. Sundaram per the Change in Control provisions under the 2011 Incentive Compensation Plan. Under the Executive Plan, Messrs. Hayes, Priest, St. George, Sundaram and Ms. Geraghty would be entitled to receive: (i) two (2) years of salary and two times (2x) target bonus for the year in which termination of employment occurs (ii) payment of accrued but unused paid time off as of the date of termination; (iii) a pro-rated portion of annual bonus for the year in which termination occurs, at the target level of achievement; (iv) payment for certain unreimbursed relocation expenses incurred (if any); and (v) reimbursement for all costs incurred in procuring health and dental care coverage for the named executive officer and their eligible dependents under COBRA for 18 months. During the reimbursement period, if an eligible employee were to become covered under group health and dental care plans providing substantially comparable benefits to those provided to similarly situated active employees of the Company, then the aforementioned COBRA reimbursement payments would be eliminated. All other compensation assumes (i) $40,000 in outplacement services; (ii) $17,566 in assumed value flight benefits for 2 years for each of the named executive officers.

In 2013, JetBlue adopted a policy that affirmatively states that JetBlue Airways Corporation, going forward, will not make or promise to make to its senior executives any tax gross up payments except for those provided pursuant to a plan, policy or arrangement applicable to management employees generally, other than any tax gross up payments pursuant to existing contractual obligations or the terms of any compensation or benefit plan currently in effect. For this purpose, a “gross up” would be defined as any payment to or on behalf of a senior executive the amount of which is calculated by reference to his or her estimated tax liability.

Mr. Hnat retired from JetBlue on July 1, 2018. In connection with his resignation, JetBlue and Mr. Hnat entered into an agreement under which Mr. Hnat continued to be employed by the Company through December 31, 2018 (the “Term”) as a yment on senior advisor, being compensated at $365,000 with a $500,000 payment on or about July 1, 2018. The additional payments are reflected in the “All Other Compensation” column of the Summary Compensation table. Certain of Mr. Hnat’s equity continued to vest through February 2019, and the remainder was forfeited in accordance with the award agreements.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    48

Back to Contents

PAY RATIO OF CHIEF EXECUTIVE OFFICER COMPENSATION TO MEDIAN EMPLOYEE COMPENSATION

As required under the rules the SEC adopted under the Dodd-Frank Act, we are providing the following disclosure about the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our estimated median employee:

•	the total annual compensation of our estimated median employee who was employed on December 31, 2018, was $53,892.
•	the annual total compensation of our Chief Executive Officer was $3,585,420.
•	based on this information, the ratio of the annual total compensation is reasonably estimated to be 66.5:1.

Pursuant to SEC rules, we are permitted to calculate the CEO’s pay ratio for the year ended December 31, 2018, using the same median employee that we identified in 2017 if we believe that there have been no changes to our employee population or employee compensation arrangements during 2018 that would have had a significant impact on our pay ratio disclosure. However, following a further assessment of our first year of compliance with the pay ratio rule, as well as of our employee population and the 2017 annualization calculations, we believe that our methodology of identifying the median employee needed further refinement. As permitted by SEC guidance, we identified a new median employee for 2018 by selecting another individual whose compensation was also at the median of our employee population. To identify the median employee, we used a consistently applied compensation measure (“CACM”) defined as the base pay of our employees as reflected in our payroll records (excluding overtime and other incentives) including salary, non-salary wages, disability, 401(k) match (as applicable), retirement contributions (as applicable), medical benefits and equity (as applicable). We performed our calculations as of December 31, 2018 which is our measurement date, because employee census and compensation information are readily available on that date. We did not annualize the total cash compensation paid to permanent employees who commenced work with us during 2018. No cost of living adjustments were applied. We excluded all non-U.S. employees, as permitted under the de minimus exception to the rules. The countries from which the excluded employees come are: Dominican Republic (111), Antigua (5), Aruba (6), Bermuda (3), Colombia (11), Barbados (5), Cancun (1), St. Maarten (5), Costa Rica (20), Curacao (1), Cayman Islands (1), Grenada (1), Jamaica (35), Liberia (4), Peru (2), Mexico (4), Bahamas (3), Trinidad (4), Haiti (8), Turks and Caicos (1), Ecuador (2), St. Croix (2), St. Thomas (2), St. Lucia (1), Puerto Rico (379).

The total number of U.S. employees and non-U.S. employees were 23,683 and 617, respectively, before taking into account such exclusions and for purposes of calculating such exclusions. Applying the CACM, we identified one employee as the median employee, calculating the total compensation of that employee as we calculate total compensation for our named executive officers in the Summary Compensation Table.

Our compensation practices and programs ensure compensation programs are fair and equitable and are aligned with our business objectives. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, exclusions, and assumptions that reflect their compensation practices. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices, regional demographics or may utilize different methodologies and assumptions in calculating their pay ratios.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known to the Company regarding the beneficial ownership of its common stock as of March 21, 2019, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock, (ii) each of our directors and director nominees, (iii) each of our named executive officers and (iv) all of our executive officers and directors serving as of March 21, 2019, as a group. We have one class of voting securities outstanding which is entitled to one vote per share, subject to the limitations on voting by non-U.S. citizens described below under “Additional Information.” All share and option amounts and share prices and option exercise prices contained in this proxy statement have been adjusted for our December 2002, November 2003 and December 2005 three-for-two stock splits.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    49

Back to Contents
Executive Officers and Directors Name of Beneficial Owner	Common Stock Beneficially Owned and Shares Individuals Have the Right to Acquire within 60 Days(1)	Total(2)	Percentage of Class
Robin Hayes	514,879	764,873	*
Stephen Priest	25,623	104,371	*
Marty St. George	49,159	97,448	*
Joanna Geraghty	163,310	266,879	*
Easwaran Sundaram	104,813	160,752	*
B. Ben Baldanza		9,385	*
Peter Boneparth		62,398	*
Virginia Gambale		69,398	*
Stephan Gemkow		69,398	*
Ellen Jewett		50,496	*
Stanley McChrystal		55,748	*
Joel Peterson		520,406	*
Sarah Robb O’Hagan		9,385
Frank Sica		108,042	*
Thomas Winkelmann		37,512	*
All executive officers and directors as a group	857,784	2,386,491
5% Stockholders Name of Beneficial Owner			0.29%, 0.79%
BlackRock Inc.(3)		26,198,095	8.72%
PRIMECAP Management Company(4)		22,943,950	7.62%
The Vanguard Group(5)		27,329,964	9.08%
Wellington Management Group LLP(6)		23,776,265	7.90%

*	Represents ownership of less than one percent.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and consists of either or both voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of options or warrants or upon the conversion of convertible securities that are immediately exercisable or convertible or that will become exercisable or convertible within 60 days of March 21, 2019 are deemed beneficially owned by the beneficial owner of such options, warrants or convertible securities and are deemed outstanding for the purpose of computing the percentage of shares beneficially owned by the person holding such instruments, but are not deemed outstanding for the purpose of computing the percentage of any other person. This column lists beneficial ownership of voting securities as calculated under SEC rules. Except as otherwise indicated in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person listed in the table is c/o JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101. All executive officers and directors as a group beneficially own, or have the right to acquire within 60 days of March 21, 2019, less than 1% of the outstanding common stock. A total of 300,946,187 shares of common stock were outstanding on March 21, 2019, pursuant to rule 13d-3(d)(1) under the Exchange Act.
(2)	This column shows the individual’s total JetBlue stock-based holdings, including the voting securities shown in the “Common Stock Beneficially Owned and Shares Individuals Have the Right to Acquire within 60 Days” column (as described in footnote 1), plus non-voting interests including, as appropriate, deferred stock units, performance stock units and restricted stock units which will not vest or become exercisable within 60 days of March 21, 2019. If all of the equity represented in the Total column were to vest (with no equity cancelled or forfeited), all executive officers and directors, as a group, would own 0.6% of the outstanding common stock.
(3)	The information reported is based on a Schedule 13G/A, as filed with the SEC on February 6, 2019, in which BlackRock, Inc. and certain of its subsidiaries reported that it had sole voting power over 25,106,820 shares and sole dispositive power over 26,198,095 shares. The principal business address of BlackRock, Inc. is 55 East 52nd. St., New York, NY 10055.
(4)	The information reported is based on a Schedule 13G/A, as filed with the SEC on February 8, 2019, in which PRIMECAP Management Company reported that it held sole voting power over 13,359,922 shares and sole dispositive power over 22,943,950 shares. The principal business address of PRIMECAP Management Company is 177 East Colorado Blvd., 11th fl. Pasadena, CA 91105.
(5)	The information reported is based on a Schedule 13G/A, as filed with the SEC on February 11, 2019, in which The Vanguard Group reported that it held sole voting power over 117,619 shares and sole dispositive power over 27,213,975 shares and shared dispositive power over 115,989 shares. According to the Schedule 13G/A, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 115,989 shares of common stock of the Company as a result of its serving as investment manager of collective trust accounts. According to the Schedule 13G/A, Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 1,630 shares of the Company as a result of its serving as investment manager of Australian investment offerings. The principal business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(6)	The information reported is based on a Schedule 13G/A, as filed with the SEC on February 12, 2019, in which each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP reported it held sole voting or sole dispositive power over no shares, shared voting power over 20,299,349 shares and shared dispositive power over 23,776,265 shares and Wellington Management Company LLP reported it held sole voting or sole dispositive power over no shares, shared voting power over 16,097,618 shares and shared dispositive power over 18,030, 321 shares. The principal business address of the filers is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA, 02210.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules promulgated thereunder require our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish to us copies of all such filings. Based solely upon our review of the copies of such reports furnished to the Company and written representations that no other reports were required, no forms 4 were filed late during the year ended December 31, 2018.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    50

Back to Contents
MANAGEMENT PROPOSAL 3	TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

What am I voting on?

•
Stockholders are being asked to ratify the appointment of Ernst & Young LLP, a registered public accounting firm, to serve as the Company’s independent auditors for the fiscal year ending December 31, 2019. Although the Audit Committee has the sole authority to appoint the Independent Auditors, as a matter of good corporate governance, the Board submits its appointment of the independent auditors to our stockholders for ratification. If the stockholders should not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.

Voting recommendation:

• FOR the ratification of the appointment of Ernst & Young LLP as independent auditors.

The Audit Committee has the sole authority and responsibility to hire, evaluate and, where appropriate, replace the Company’s independent auditors and, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation and general oversight of the work of the independent auditors.

The Audit Committee has appointed Ernst & Young LLP (“EY”) to serve as the independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2019. EY has served as the Company’s independent auditors since 2001.

We expect that representatives of EY will be present at the annual meeting to respond to appropriate questions from stockholders and make a statement if desired.

Audit Committee Matters

Annual Evaluation and Appointment of Independent Auditors

In executing its responsibilities, the Audit Committee engages in an annual evaluation of EY’s qualifications, performance and independence, and considers whether continued retention of EY as the Company’s independent registered public accounting firm is in the best interest of the Company. The Audit Committee is also involved in the selection of EY’s lead engagement partner. While EY has been retained as the Company’s independent registered public accounting firm continuously since 2001, in accordance with SEC rules and EY’s policies, the firm’s lead engagement partner rotates every five years. In assessing EY’s qualifications, performance and independence in 2018, the Audit Committee considered, among other things:

•	EY’s global capabilities;
•	EY’s significant institutional knowledge and deep expertise of the Company’s business, accounting policies and practices and internal control over financial reporting enhance audit quality;
•	EY’s capability, expertise and efficiency in handling the breadth and complexity of the Company’s global operations, including of the lead audit partner and other key engagement partners;
•	the quality and candor of EY’s communications with the Audit Committee and management;
•	EY’s independence policies and its processes for maintaining its independence;
•	the quality and efficiency of the services provided by EY, including input from management on EY’s performance and how effectively EY demonstrated its independent judgment, objectivity and professional skepticism;
•	external data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on EY and its peer firms;
•	the appropriateness of EY’s fees, including those related to non-audit services;
•	EY’s tenure as the Company’s independent auditor and its depth of understanding of the Company’s global business, operations and systems, accounting policies and practices, including the potential effect on the financial statements of the major risks and exposures facing the Company, and internal control over financial reporting;
•	an analysis of EY’s known legal risks and significant proceedings that may impair its ability to perform the Company’s annual audit;
•	EY’s demonstrated professional integrity and objectivity, including through rotation of the lead audit partner and other key engagement partners;
•	any material issues raised by the most recent internal quality control review, or peer review; and
•	the advisability and potential impact of selecting a different independent public accounting firm.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    51

Back to Contents
Benefits of Longer Tenure	Independence Controls

Enhanced audit quality – We believe EY’s significant institutional knowledge and deep expertise of the Company’s global business, accounting policies and practices and internal control over financial reporting enhance audit quality.

Competitive fees – Because of EY’s familiarity with the Company, audit and other fees are competitive with peer companies.

Avoid costs associated with new auditor – We believe bringing on new independent auditors would be costly and require a significant time commitment, which could lead to management distractions.

Audit Committee oversight – Oversight includes regular private sessions with EY, discussion with EY about the scope of audit and business imperatives, a comprehensive annual evaluation when determining whether to reengage EY and direct involvement by the Audit Committee and its Chair in the selection of the new lead assurance engagement partner in connection with the mandated rotation of that position. A new lead engagement partner was appointed commencing with the 2019 audit.

Limits on non-audit services – The Audit Committee pre-approves audit and permissible non-audit services provided by EY in accordance with its pre-approval policy.

EY’s internal independence process – EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account and rotates the engagement partners, consistent with independence requirements. A new lead assurance engagement partner was appointed in 2018.

Strong regulatory framework – EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee and the Board determined that retaining EY to serve as independent auditors for the fiscal year ending December 31, 2019 is in the best interests of the Company and its stockholders. While the Audit Committee is responsible for the appointment, compensation, retention and oversight of EY as our independent registered public accounting firm, the Board of Directors is submitting the selection of EY to the stockholders for ratification.

Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the ratification of the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2019. If the appointment of EY is not ratified by the stockholders, the Audit Committee will reconsider the matter. Even if the appointment of EY is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the Company’s best interests.

Fees to Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by Ernst & Young LLP for the years ended December 31, 2018 and 2017, respectively, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2018	2017
Audit fees(1)	$2,149,000	$1,795,000
Audit-related fees(2)	$193,000	$482,000
Tax fees(3)	$553,000	$80,000
All other fees(4)	$20,000	$100,000
TOTAL	$2,915,000	$2,457,000

(1)	Includes fees related to: (a) the integrated audit of our consolidated financial statements and internal control over financial reporting; (b) the review of the interim consolidated financial statements included in quarterly reports; (c) services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation; and (d) consultations concerning financial accounting and reporting standards.
(2)	Audit-related services principally include fees for audit and attest services that are not required by statute or regulation and also include consultations related to the adoption of new accounting standards such as ASC 842, Leases and ASC 606, Revenue Recognition in 2018 and 2017, respectively.
(3)	Includes fees for tax services, including tax compliance, tax advice and tax planning.
(4)	All other fees include various non-audit services, principally risk assessment advisory services.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by our independent registered public accounting firm. This policy provides for pre-approval by the Audit Committee of all audit and permissible non-audit services before the firm is engaged to perform such services. The Audit Committee is authorized from time to time to delegate to one of its members the authority to grant pre-approval of permitted non-audit services, provided that all decisions by that member to pre-approve any such services must be subsequently reported, for informational purposes only, to the full Audit Committee.

The affirmative vote of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the appointment of the independent registered public accounting firm.

The Board of Directors unanimously recommends that Stockholders vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    52

Back to Contents

AUDIT COMMITTEE REPORT

The Audit Committee of the JetBlue Board of Directors is comprised of five non-employee directors, each of whom, in the Board’s business judgment, is independent within the meaning of the applicable rules and regulations of the SEC and NASDAQ. The Audit Committee operates under a written charter adopted by the Board. As described more fully in its charter, the Audit Committee oversees on behalf of the Board of Directors the Company’s accounting, auditing and financial reporting processes. The Committee has the resources and authority it deems appropriate to discharge its responsibilities.

Management has the primary responsibility for the Company’s financial statements and financial reporting process, including establishing, maintaining and evaluating disclosure controls and procedures and establishing, maintaining and evaluating internal control over financial reporting. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report relating to their audit; as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. In fulfilling its responsibilities, the Audit Committee held meetings throughout 2018 with Ernst & Young in private without members of management present.

In this context, the Audit Committee has reviewed and discussed with management and its independent registered public accounting firm the Company’s audited consolidated financial statements and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s audit of internal control over financial reporting. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee discussed with the Company’s independent registered public accounting firm matters required to be discussed by applicable Public Company Accounting Oversight Board (PCAOB) rules, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Ernst & Young also provided to the Audit Committee the written disclosures and letter regarding their independence required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Ernst & Young their independence from the Company and its management, and considered whether the non-audit services provided by the independent registered public accounting firm to the Company are compatible with maintaining the firm’s independence.

The Company also has an internal audit department that reports to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives updates of internal audit results throughout the year. The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the review and discussions referred to above, and in the exercise of its business judgment, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC. In addition, the Audit Committee has selected, and the Board has ratified, subject to stockholder ratification, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. While the Audit Committee believes that the charter in its present form is adequate, it may in the future recommend to the Board of Directors amendments to the charter to the extent it deems necessary to react to changing conditions and circumstances.

Audit Committee of JetBlue

Peter Boneparth, Chair

B. Ben Baldanza

Virginia Gambale

Ellen Jewett

Sarah Robb O’Hagan

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    53

Back to Contents
PROPOSAL 4	STOCKHOLDER PROPOSAL

The Company has been advised that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who advises that he holds at least 200 shares of stock in the Company, intends to submit the following proposal at the Annual Meeting.

If the following proposal is properly presented at the Annual Meeting, the Board of Directors unanimously recommends a vote AGAINST the proposal.

Shareholder Proposal — Right to Act by Written Consent

A shareholder has submitted the following proposal:

“Proposal 4 - Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

Hundreds of major companies enable shareholder action by written consent. Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent. This proposal topic might have received a still higher vote than 67% at Allstate and Sprint if small shareholders had the same access to independent corporate governance data as large shareholders.

Shareholders can act by written consent to elect a new director to help deal with concerns like these and to avoid reoccurrences of similar concerns:

Embraer E190 impairment charge – JetBlue slipped into the red in the second quarter, reporting a loss of $144 million after incurring an impairment charge on the phase-out of its E190s. There was a operating profit of $347 million in the same period of 2017.

July 2018

Share repurchase authorization of up to $750 Million

March 2018

Anti-Competitive Behavior – Department of Transportation investigation into alleged price gouging after Amtrak crash in May 2015

December 2016

Increase in share repurchase plan of up to $500 million

December 2016

Share Repurchases

June 2015

There is a concern about share repurchases like the above. Stock buybacks can be a sign of short-termism for executives – sometimes boosting share price without boosting the underlying value, profitability, or ingenuity of the company. A dollar spent repurchasing a share is a dollar that cannot be spent on new equipment, an acquisition, entry into a new market, or anything else.

The expectation is that shareholders will not need to make use of this right of written consent because its mere existence will act as a guardrail to help ensure that our company is well supervised by the Board of Directors and management.

Please vote yes:

Right to Act by Written Consent – Proposal 4

Board of Directors’ Statement in Opposition to Proposal 4

The Board recommends that you vote against the adoption of the right to act by written consent proposal for the following reasons:

The Board has given careful consideration to this proposal and has concluded for the reasons described below that the adoption of this resolution is unnecessary and is not in the best interests of JetBlue and its stockholders.

Current Strong Corporate Governance Practices Demonstrate Responsiveness and Accountability

The Board has demonstrated consistently its commitment to sound principles of corporate governance, working to ensure that its practices provide JetBlue stockholders with a meaningful voice and the ability to communicate with directors and promote the consideration of stockholder views. In light of JetBlue’s strong corporate governance practices, the proposal is unnecessary, counterproductive and potentially harmful. The following are a few examples of corporate governance best practices that the Company has adopted to foster stockholder participation:

•	The right for stockholders to nominate directors and have such nominees included in the proxy statement—commonly referred to as “proxy access” (as discussed under “Director Nominee Selection Process—Stockholder-Nominated Director Candidates”);
•	The opportunity to elect all directors annually using a majority voting standard in uncontested elections;

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    54

Back to Contents
•	The ability to recommend director candidates to the Corporate Governance & Nominating Committee, which considers those recommendations in the same manner as recommendations received from other sources (as discussed under “Director Nominee Selection Process—Board Candidate Nomination Process”);
•	Our Board is run by an Independent Chairman and all of our other directors (other than our CEO) are independent;
•	The right of stockholders to submit proposals for inclusion in the Company’s proxy statement for consideration at an annual meeting, subject to the rules and regulations of the SEC;
•	The opportunity to communicate directly with members of the Board (described under “Stockholder Communications with the Board of Directors”);
•	The opportunity to vote annually on “say-on-pay” and express their views on executive compensation;
•	No supermajority voting provisions in the Company’s Bylaws; and
•	Matters between annual meetings can be addressed in special meetings called by the Board.

Stockholder Meeting Requirements Provide Stockholders an Equal Opportunity to Participate and Procedural Safeguards

Currently, any matter that either we or our stockholders wish to present for a vote must be presented at an annual or special meeting of stockholders. In the Board’s view, the transparency and fairness of the annual or special meeting process support all stockholders’ interests in several ways that the written consent process does not. JetBlue’s current practices are designed to ensure that prior notice and an opportunity to be heard precede stockholder votes. By doing so, all stockholders have a meaningful and structured opportunity to consider proposed actions and express their views by voting. Our Certificate of Incorporation and Bylaws require that stockholders proposing business for a stockholder vote either submit proposals for consideration at an annual meeting pursuant to the SEC’s stockholder proposal process or they must provide advance notice to the Company of any proposed director nomination or proposed business. Stockholder proponents are required to provide certain information about themselves, including a description of the proposal, any material interest the proponent may have in the proposal and a representation that the stockholder will appear in person or by proxy to bring such business before the meeting. The proxy statement and any additional soliciting materials must be distributed to all stockholders of record in advance of the meeting, providing stockholders with sufficient time and opportunity to consider the proposals or nominations and to decide how to vote or direct their proxy. This process allows us to make all stockholders aware of the matters that are to be considered at the annual meeting of stockholders and to present an analysis and recommendation regarding such proposals. Our Certificate of Incorporation and Bylaws contain procedural safeguards regarding special meetings similar to the safeguards in place for annual meetings so that stockholders also have sufficient time and information to vote on matters at special meetings.

Action by Written Consent Could Disenfranchise Stockholders

In contrast, the written consent proposal would enable a limited group of stockholders to act in favor of their own proposed actions at any time and as frequently as they choose, without a meeting and without ever providing advance notice to other JetBlue stockholders. Actions taken by written consent could deprive many stockholders of the critical opportunities to receive notice, assess, discuss, deliberate, and vote on the merits of proposed actions. In general, stockholders are not entitled to receive advance notice of proposed action to be taken by written consent and, thus, may not be given sufficient time or opportunity to evaluate the proposed action. Our Board would not have the opportunity to analyze and provide a recommendation with respect to a proposed action by written consent, and proponents of the proposed action need not provide any information regarding themselves or their interests in the proposed action to other stockholders or the Company. As currently contemplated by the Stockholder Proposal, any proponents of an action by written consent also need not satisfy any holding requirements with respect to our common stock, which may allow market participants engaging in short-term speculation to potentially determine the outcome of any particular issue. The lack of procedural safeguards in the written consent process may facilitate the exertion of inappropriate influence by stockholders with special interests that may be inconsistent with the long-term best interests of the Company and stockholders at large.

Action by Written Consent Could Result in a Waste of Company Resources and Cause Stockholder Confusion

Permitting stockholder action by written consent could lead to substantial confusion to stockholders and disruption to the Company. Under the proposal, multiple groups of stockholders would be able to solicit written consents at any time on a range of issues, some of which may be duplicative or conflicting. Moreover, if a proposed action is not in the best interests of our Company, because it reflects a narrow self-interest or otherwise, we could be required to spend valuable management time and money tracking and defending against the action. This disordered state of corporate affairs would impose significant administrative and financial burdens on the Company, while providing little or no corresponding benefit to stockholders.

Given the Board’s continued commitment to strong corporate governance, JetBlue’s record of performance as supported by its governance structure, and our existing proxy access rights, which are consistent with current best practices, the Board believes that adoption of this stockholder proposal is inappropriate and not in the best interest of JetBlue’s stockholders.

For the reasons stated above, JetBlue’s Board of Directors recommends that you vote against the proposal to adopt the right to act by written consent.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    55

Back to Contents

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the record date?

The record date (the “Record Date”) for the annual meeting is March 21, 2019. On the Record Date, there were 300,946,187 shares of our common stock outstanding and there were no outstanding shares of any other class of stock.

Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date are entitled to vote at the annual meeting and any postponement(s) or adjournments thereof. Holders of shares of common stock as of the record date are entitled to cast one vote per share on all matters.

What is a difference between holding shares as a holder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank, broker-dealer or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially through a bank, broker or other nominee.

Stockholder of Record

If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record (also known as a “registered holder”). As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote via the Internet at the annual meeting. Whether or not you plan to attend the annual meeting via the Internet, please complete, date and sign the enclosed proxy card and provide specific voting instructions to ensure that your shares will be voted at the annual meeting.

Beneficial Owner

If on the Record Date, your shares were held in an account at a brokerage firm, bank, broker-dealer or other similar organization, you are considered the beneficial owner of shares held “in street name,” and the notice of the annual meeting is being forwarded to you by that organization, which is considered the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to instruct your nominee holder on how to vote your shares and to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares via the Internet at the annual meeting unless you receive a valid proxy from your brokerage firm, bank, broker-dealer or other nominee holder. To obtain such proxy, you must make a special request to your brokerage firm, bank, broker-dealer or other nominee holder. If you do not make this request, you can still vote by completing your proxy card and delivering the proxy card to your nominee holder; however, you will not be able to vote online during the annual meeting.

How do I vote?

Registered holders may vote:

•	By Internet: go to www.proxyvote.com;

•	By telephone: call 1-800-690-6903 (toll free); or

•	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

Why did I receive a Notice in the mail regarding the Internet Availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, the Company is sending its Notice of the Internet Availability of proxy materials for the 2019 annual meeting of stockholders (the “Notice”) to the Company’s stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Board encourages you to take advantage of the availability of the proxy materials on the Internet.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    56

Back to Contents

What does it mean if I receive more than one proxy card?

If your shares are registered differently or are held in more than one account, you will receive more than one proxy card. Please sign and return all proxy cards to ensure that all of your shares are voted.

How will my shares be voted at the annual meeting if I do not specify on the proxy card how I want my shares to be voted?

If you are the record holder of your shares and do not specify on your proxy card (or when giving your proxy by telephone or the Internet) how you want to vote your shares, your shares will be voted:

•	FOR the election of each of the ten director candidates nominated by the Board of Directors;
•	FOR approval, on an advisory basis, of the compensation of our named executive officers;
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;
•	AGAINST approval of the shareholder proposal, if properly presented; and
•	in accordance with the best judgment of the named proxies on any other matters properly brought before the annual meeting and any postponement(s) or adjournment(s) thereof.

If you are a beneficial owner of shares and do not specify how you want your shares to be voted, your shares may not be voted by the record holder (such as your bank, broker or other nominee) and will not be considered as present and entitled to vote on any matter to be considered at the annual meeting, except with respect to the ratification of the Company’s independent auditors. If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to such record holder as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

What can I do if I change my mind after I vote?

Any proxy may be revoked at any time prior to its exercise at the annual meeting. A stockholder who delivers an executed proxy pursuant to this solicitation may revoke it at any time before it is exercised by (i) executing and delivering a later-dated proxy card to our corporate secretary prior to the annual meeting; (ii) delivering written notice of revocation of the proxy to our corporate secretary prior to the annual meeting; (iii) voting again by telephone, by mobile device or over the Internet prior to 11:59 p.m., Eastern Time, on May 15, 2019; or (iv) attending and voting via the Internet at the annual meeting. Attendance at the annual meeting, in and of itself, will not constitute a revocation of a proxy. If you hold your shares through a broker, bank, or other nominee, you may revoke any prior voting instructions by contacting that firm or by voting online during the annual meeting.

What is a quorum?

To carry on the business of the annual meeting, a minimum number of shares, constituting a quorum, must be present. The quorum for the annual meeting is a majority of the outstanding common stock of the Company as of the Record Date present in person or represented by proxy. Abstentions and “broker non-votes” (which are explained under “What are broker non-votes?”) are counted as present to determine whether there is a quorum for the annual meeting.

What are broker non-votes?

A “broker non-vote” occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide such record holder with voting instructions on any non-routine matters brought to a vote at the annual meeting. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares only on routine matters, such as the ratification of appointment of our independent registered public accounting firm (Proposal No. 3), even if the broker does not receive voting instructions from you. Non-routine matters include the election of directors (Proposal No. 1), the advisory vote to approve the compensation of our named executive officers (Proposal No. 2) and the stockholder proposal (Proposal No. 4). Your broker does not have discretionary authority to vote on non-routine matters without instructions from you, in which case a “broker non-vote” will occur and your shares will not be voted on these matters.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    57

Back to Contents

What vote is required to adopt each of the proposals?

Proposal 1: Election of Directors

Directors will be elected by a majority of the votes cast at the annual meeting. If a quorum is present, a nominee for election to a position on the Board of Directors will be elected if the number of shares voted “for” that nominee exceeds 50 percent of the number of votes cast with respect to the election of that nominee. However, a director who fails to receive the required number of votes at the next annual meeting of stockholders at which he or she faces reelection is required to tender his or her resignation to the Board and the Board may either accept the resignation or disclose its reasons for not doing so in a report filed with the SEC within 90 days of the certification of election results. As discussed above, if your broker holds shares in your name and delivers this proxy statement to you, the broker is not entitled to vote your shares on this proposal without your instructions. Abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on determining whether the required majority vote has been attained.

Proposal 2: Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers

The affirmative vote of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on this proposal, is required to approve the advisory vote on executive compensation. The results of this vote are not binding on the Board. In evaluating the stockholder vote on an advisory proposal, the Board will consider the voting results in their entirety. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the appointment of the independent registered public accounting firm. Abstentions and broker non-votes will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against the proposal.

Proposal 4: Stockholder Proposal Concerning Stockholders’ Right to Act by Written Consent

The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to approve the proposal of stockholders’ right to act by written consent. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against the proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

How do foreign owners vote?

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws (the “Bylaws”) restrict foreign ownership of shares of our common stock. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons who are not United States citizens. Our Bylaws provide that no shares of our common stock may be voted by or at the direction of non-citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our Bylaws further provide that no shares of our common stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. Any holder of JetBlue common stock who is not a United States citizen and has not registered its shares on the foreign stock record maintained by us will not be permitted to vote its shares at the annual meeting. The enclosed proxy card contains a certification that by signing the proxy card or voting by telephone or electronically, the stockholder certifies that such stockholder is a United States citizen as that term is defined in the Federal Aviation Act or that the shares represented by the proxy card have been registered on our foreign stock record. As of the Record Date for the annual meeting, shares representing less than 25% of our total outstanding voting stock are registered on the foreign stock record.

Under Section 40102(a)(15) of the Federal Aviation Act, the term “citizen of the United States” is defined as: (i) an individual who is a citizen of the United States, (ii) a partnership each of whose partners is an individual who is a citizen of the United States, or (iii) a corporation or association organized under the laws of the United States or a state, the District of Columbia or a territory or possession of the United States of which the president and at least two-thirds of the Board of Directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons that are citizens of the United States.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    58

Back to Contents

Who pays for soliciting the proxies?

We pay the cost of soliciting the proxies. We have retained Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, a professional soliciting organization, to assist in soliciting proxies from brokerage firms, custodians and other fiduciaries. The Company expects the proxy solicitation fees for Morrow Sodali to be $7,500. In addition, our directors, officers and associates may, without additional compensation, also solicit proxies by mail, telephone, email, personal contact, facsimile or through similar methods. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our stock.

How can I attend the annual meeting?

The annual meeting is being held as a virtual only meeting this year. If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/jblu2019 and providing your control number. This number is included in the Notice or on your proxy card.

If you are a stockholder holding your shares in “street name” as of the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares via the Internet at the annual meeting unless you receive a valid proxy from your brokerage firm, bank, broker-dealer or other nominee holder. If you were not a stockholder as of the Record Date, you may still listen to the annual meeting, but will not be able to ask questions or vote at the meeting.

If you have questions, you may type them into the dialog box provided at any point during the meeting (until the floor is closed to questions). The audio broadcast of the annual meeting will be archived at www.virtualshareholdermeeting.com/jblu2019 for at least one year.

Why is this annual meeting virtual only?

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and us. We believe that hosting a virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world, while saving the Company and investors time and money. A virtual meeting is also environmentally friendly and sustainable over the long-term. Stockholders can submit questions ahead of the meeting through an online portal and during the meeting while attending the annual meeting online. Our virtual meeting also enables us to provide non-stockholders the opportunity to listen to our meeting.

What is “householding” and how does it affect me?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement or annual report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, please notify us by sending a written request to Investor Relations, JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101 or by calling us at (718) 286-7900. You may also notify us to request delivery of a single copy of our annual report or proxy statement if you currently share an address with another stockholder and are receiving multiple copies of our annual report or proxy statement.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the annual meeting for any purpose germane to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m. (Eastern Time), at our principal executive offices at 27-01 Queens Plaza North, Long Island City, New York 11101, by contacting our General Counsel, Brandon Nelson.

When will the voting results be announced?

We will announce preliminary voting results at the annual meeting. We will report final results on our website at www.jetblue.com and in a filing with the SEC on a Form 8-K.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    59

Back to Contents

OTHER MATTERS

As of the date of this proxy statement, we do not know of any other matters that may be presented for consideration at the annual meeting other than the items set forth in the notice of annual meeting above. If any other matter is properly brought before the annual meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2020 Annual Meeting

Pursuant to our Bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board of Directors or by a stockholder entitled to vote at the meeting, who has delivered written notice to our Corporate Secretary at our principal executive offices (containing certain information specified in the Bylaws about the stockholder and the proposed action). To be timely, the notice must not be received earlier than January 17, 2020 (120 days prior to May 16, 2020, the one year anniversary of the annual meeting), nor later than February 17, 2020 (90 days prior to May 16, 2020). The notice must contain the information required by our Bylaws. The foregoing Bylaw provisions do not affect a stockholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules. Pursuant to Rule 14a-8, stockholder proposals intended to be included in our proxy statement and voted on at our 2020 annual meeting must be received at our offices at Corporate Secretary, JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101, on or before December 5, 2020 (120 days prior to April 3, 2020, the one year anniversary of the 2019 proxy mailing).

In January 2018, the Board adopted revisions to our Bylaws, putting into place proxy access provisions. These provisions permit a stockholder, or a group of up to 20 stockholders owning continuously 3% or more of the Company’s outstanding common stock for at least three years to nominate and include in the Company’s proxy materials for an annual stockholder meeting up to 20% of the Board (or if such amount is not a whole number, the closest whole number below 20%, but not less than two directors) if such nominating stockholder(s) and nominee(s) satisfy the requirements set forth in our Bylaws. To be timely, the notice must not be received earlier than December 18, 2019 (150 days prior to May 16, 2020, the one year anniversary of the annual meeting), nor later than January 17, 2020 (120 days prior to May 16, 2020). The notice must contain the information required by our Bylaws.

A copy of our Bylaws is available upon request to: Corporate Secretary, JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, NY 11101. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.

Annual Report to Stockholders

The 2018 Annual Report to Stockholders (which is not a part of our proxy soliciting materials), is being mailed with this proxy statement to those stockholders that received a copy of the proxy materials in the mail. For those stockholders that received the Notice of Internet Availability of proxy materials, this proxy statement and our 2018 Annual Report to Stockholders are available at our website at www.jetblue.com. Additionally, and in accordance with SEC rules, you may access our proxy statement at www. proxyvote.com, a “cookie-free” website that does not identify visitors to the site. A copy of the Company’s Annual Report on Form 10-K filed with the SEC will be provided to stockholders without charge upon written request directed to our General Counsel, JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, NY 11101. The Company’s copying costs will be charged if exhibits to the 2018 Annual Report on Form 10-K are requested. The Company makes available on or through our website free of charge our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after filing.

By Order of the Board of Directors,

Brandon Nelson

General Counsel and Corporate Secretary

April 3, 2019

Long Island City, New York

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    60

Back to Contents

APPENDIX A

REGULATION G RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

We sometimes use non-GAAP measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the U.S., or U.S. GAAP. We believe these non-GAAP measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with U.S. GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. We believe certain charges included in our operating expenses on a GAAP basis make it difficult to compare our current period results to prior periods as well as future periods and guidance. The tables below show a reconciliation of non-GAAP financial measures used in this filing to the most directly comparable GAAP financial measures.

Operating Expenses per Available Seat Mile, excluding fuel

Operating expenses per available seat mile, or CASM, is a common metric used in the airline industry. Our CASM for 2018 through 2014 are summarized in the table below. We exclude aircraft fuel and related taxes, operating expenses related to other non-airline businesses, such as JetBlue Technology Ventures and JetBlue Travel Products, and special items from operating expenses to determine CASM ex-fuel. During the periods presented below, special items consisted of the impairment and one-time costs related to the Embraer E190 fleet transition, as well as one-time costs related to the ratification of our pilots’ collective bargaining agreement. We believe that CASM ex-fuel provides investors with the ability to measure financial performance excluding items beyond our control, such as fuel costs which are subject to many economic and political factors, or not related to the generation of an available seat mile, such as operating expense related to other non-airline businesses. We believe this non-GAAP measure is more indicative of our ability to manage airline costs and is more comparable to measures reported by other major airlines.

RECONCILIATION OF OPERATING EXPENSE PER ASM, EXCLUDING FUEL

		2018		2017		2016		2015	(1)		2014(1)
(in millions; per ASM data in cents)	$ per ASM		$ per ASM		$ per ASM		$ per ASM			$ per ASM
Total operating expenses	$7,370	12.31	$6,019	10.75	$5,324	9.93	$5,200	10.56		$5,302	11.78
Less:
Aircraft fuel and related taxes	1,899	3.17	1,363	2.43	1,074	2.00	1,348	2.74		1,912	4.25
Other non-airline expenses(2)	44	0.07	35	0.07	26	0.05	—	—		—	—
Special items	435	0.73	—	—	—	—	—	—		—	—
Operating expenses, excluding fuel	$4,992	8.34	$4,621	8.25	$4,224	7.88	$3,852	7.82		$3,390	7.53
(1)	Amounts prior to 2016 do not reflect the impact of the adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606) of the Codification, in the first quarter of 2018. Refer to Note 1 to our Consolidated Financial Statements for details.
(2)	Other non-airline expenses for 2016 includes operating expenses related to JetBlue Technology Ventures only.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    A-1

Back to Contents

Reconciliation of Operating Expense, Income before Taxes, Net Income and Earnings per Share, excluding Tax Reform Impact and Special Items

Our GAAP results in the applicable periods include the impacts of the 2017 tax reform and charges that are deemed special items which we believe make our results difficult to compare to prior periods as well as future periods and guidance. During the periods presented below, special items consisted of the impairment and one-time costs related to the Embraer E190 fleet transition, as well as one-time costs related to the ratification of our pilots’ collective bargaining agreement. We believe the impacts of the 2017 tax reform and special items distort our overall trends and that our metrics and results are enhanced with the presentation of our results excluding the impact of these items. The table below provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impact of the 2017 tax reform and special items.

	Year Ended December 31,
(in millions except per share amounts)	2018	2017	2016
Total operating expenses	$7,370	$6,019	$5,324
Less: Special items	435	—	—
Total operating expenses excluding special items	$6,935	$6,019	$5,324
Operating income	$288	$993	$1,260
Add back: Special items	435	—	—
Operating income excluding special items	$723	$993	$1,260
Income before income taxes	$219	$914	$1,164
Add back: Special items	435	—	—
Income before income taxes excluding special items	$654	$914	$1,164
Income before income taxes excluding special items	$654	$914	$1,164
Less: Income tax expense (benefit)	31	(211)	437
Less: Income tax related to special items	108	—	—
Less: Tax reform impact	28	551	$—
Net Income excluding special items and tax reform impact	$487	$574	$727
Earnings Per Common share:
Basic	$0.60	$3.42	$2.23
Add back: Special items, net of tax	1.05	—	—
Less: Tax reform impact	(0.09)	(1.67)	—
Basic excluding special items and tax reform impact	$1.56	$1.75	$2.23
Diluted	$0.60	$3.41	$2.13
Add back: Special items, net of tax	1.04	—	—
Less: Tax reform impact	(0.09)	(1.67)	—
Diluted excluding special items and tax reform impact	$1.55	$1.74	$2.13

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    A-2

Back to Contents

Return on Invested Capital

Return on invested capital, or ROIC, is an important financial metric which we believe provides meaningful information as to how well we generate returns relative to the capital invested in our business. During 2018, our ROIC was 8.6% compared to 10.4% in 2017, primarily due to the increase in fuel prices. We are committed to taking appropriate actions which will allow us to produce returns greater than our cost of capital while adding capacity and continuing to grow.

We believe this non-GAAP measure provides a meaningful comparison of our results to the airline industry and our prior year results. Investors should consider this non-GAAP financial measure in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP.

RECONCILIATION OF RETURN ON INVESTED CAPITAL (NON-GAAP)

	Twelve Months Ended December 31,
(in millions, except as otherwise noted)	2018	2017
Numerator
Operating Income	$288	$993
Add: Interest income (expense) and other	13	6
Add: Interest component of capitalized aircraft rent(1)	54	53
Add: Special items(3)	435	—
Subtotal	790	1,052
Less: Income tax expense impact	200	394
Operating Income After Tax, Adjusted	$590	$658

Denominator
Average Stockholders’ equity	$4,671	$4,333
Average total debt	1,435	1,291
Capitalized aircraft rent(1)	720	702
Invested Capital	$6,826	$6,326

Return on Invested Capital	8.6%	10.4%
(1) Capitalized Aircraft Rent
Aircraft rent, as reported	$103	$100
Capitalized aircraft rent (7 * aircraft rent)(2)	720	702
Interest component of capitalized aircraft rent (Imputed interest at 7.5%)	54	53
(2)	In determining the Invested Capital component of ROIC we include a non-GAAP adjustment for aircraft operating leases, as operating lease obligations are not reflected on our balance sheets but do represent a significant financing obligation. In making the adjustment we used a multiple of seven times our aircraft rent as this is the multiple which is routinely used within the airline community to represent the financing component of aircraft operating lease obligations.

(3)	During the periods presented above, special items include the impairment and one-time costs related to the Embraer E190 fleet transition as well as one-time costs related to the ratification of our pilots’ collective bargaining agreement.

Free Cash Flow (Non-GAAP)

The table below reconciles cash provided by operations determined in accordance with U.S. GAAP to Free Cash Flow, a non-GAAP measure. Management believes that Free Cash Flow is a relevant metric in measuring our financial strength and is useful in assessing our ability to fund future capital commitments and other obligations. Investors should consider this non-GAAP financial measure in addition to, and not as a substitute for, our financial measures prepared in accordance with U.S. GAAP.

RECONCILIATION OF FREE CASH FLOW (NON-GAAP)

	Year Ended December 31,
(in millions)	2018	2017	2016	2015	2014
Net cash provided by operating activities	$1,217	$1,396	$1,632	$1,598	$912
Less: Capital expenditures(1)	(908)	(1,074)	(850)	(837)	(806)
Less: Predelivery deposits for flight equipment	(206)	(128)	(161)	(104)	(127)
Free Cash Flow	$103	$194	$621	$657	$(21)
(1)	Capital expenditures in 2014 included two capital leases for approximately $76 million which were classified as a non-cash financing activity in our consolidated statements of cash flows.

JETBLUE AIRWAYS CORPORATION - 2019 Proxy Statement    A-3

Back to Contents

Back to Contents

jetBlue®

JETBLUE AIRWAYS CORPORATION
27-01 QUEENS PLAZA NORTH
LONG ISLAND CITY, NY 11101
ATTN: INVESTOR RELATIONS

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT on May 15, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/jblu2019**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT on May 15, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by JetBlue in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E65940-P21327 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JETBLUE AIRWAYS CORPORATION

The Board of Directors recommends you vote FOR each nominee listed in the following proposal:

1. To elect ten directors nominated by the Board of Directors to serve until the 2020 annual meeting of stockholders

Nominees:	**For**	**Against**	**Abstain**
1a. B. Ben Baldanza	☐	☐	☐
1b. Peter Boneparth	☐	☐	☐
1c. Virginia Gambale	☐	☐	☐
1d. Stephan Gemkow	☐	☐	☐
1e. Robin Hayes	☐	☐	☐
1f. Ellen Jewett	☐	☐	☐
1g. Joel Peterson	☐	☐	☐
1h. Sarah Robb O'Hagan	☐	☐	☐
1i. Frank Sica	☐	☐	☐
1j. Thomas Winkelmann	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
3. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐
The Board of Directors recommends you vote AGAINST the following proposal:			
4. To vote on the stockholder proposal related to the right to act by written consent, if properly presented at the annual meeting.	☐	☐	☐

NOTE: Certification: Pursuant to federal law and JetBlue's certificate of incorporation and bylaws, voting stock is subject to certain foreign ownership restrictions. By signing below, you represent that you are a United States citizen as that term is defined by the Federal Aviation Act or that the shares of stock represented by this Proxy have been registered on the Foreign Stock Record of the Company.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Back to Contents

jetBlue®

2019 ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 16, 2019

9:00 a.m. EDT

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E65941-P21327

jetBlue®

JETBLUE AIRWAYS CORPORATION
Annual Meeting of Stockholders
May 16, 2019 9:00 a.m. EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Brandon Nelson and Alexander Chatkewitz, together and separate, as proxies, each with power of substitution, to vote and act at the Annual Meeting of Stockholders to be held at **www.virtualshareholdermeeting.com/jblu2019** at 9:00 a.m. EDT on May 16, 2019, and at any adjournments or postponements thereof, upon and with respect to the number of shares of Common Stock of JetBlue Airways Corporation as to which the undersigned may be entitled to vote or act in the manner directed on the reverse side of this card. The shares represented by this proxy, when executed properly, will be voted in the manner directed. The undersigned instructs such proxies, or their substitutes, to vote in such a manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the matters listed on the reverse side as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted "FOR" each of the nominees for director, "FOR" proposals 2 and 3, "AGAINST" proposal 4 and in the discretion of the named proxies as to any other matter that may properly come before this meeting or any adjournment or postponement thereof.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET.

If you vote by telephone or the internet, please DO NOT mail back this proxy card.

Thank you for your vote.